SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Dana Corporation

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Notice of Annual Meeting of Stockholders
PROXY STATEMENT
ITEM 1 -- ELECTION OF DIRECTORS
THE BOARD AND ITS COMMITTEES
Board Meetings
Committees
Compensation
CORPORATE GOVERNANCE
STOCK OWNERSHIP
Dana Common Stock
EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
OTHER TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ITEM 2 -- PROPOSAL TO ADOPT THE DANA CORPORATION AMENDED AND RESTATED STOCK INCENTIVE PLAN
Principal Features of the Plan
Awards Under The Plan
Federal Income Tax Consequences
Benefits Under the Plan
Approval of the Dana Corporation Amended and Restated Stock Incentive Plan
ITEM 3 -- PROPOSAL TO APPROVE THE DANA CORPORATION DIRECTOR DEFERRED FEE PLAN, AS AMENDED AND RESTATED
Principal Features of the Restated Plan
Federal Income Tax Consequences
Benefits under the Restated Plan
Approval of the Dana Corporation Director Deferred Fee Plan, as Amended and Restated
EQUITY COMPENSATION PLAN INFORMATION
ITEM 4 -- RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
OTHER INFORMATION
Multiple Stockholders Sharing the Same Address
Expenses of Proxy Solicitation
Voting of Proxies
Stockholder Proposals
EXHIBIT A
AUDIT COMMITTEE CHARTER
EXHIBIT B
DANA CORPORATION AMENDED AND RESTATED STOCK INCENTIVE PLAN
EXHIBIT C
DANA CORPORATION DIRECTOR DEFERRED FEE PLAN

DANA CORPORATION

P.O. Box 1000
Toledo, Ohio 43697

Notice of Annual Meeting of Stockholders
To be held on April 2, 2003

       The Annual Meeting of Stockholders of Dana Corporation (“Dana” or the “Company”), a Virginia corporation, will be held at Riverfront Plaza, East Tower (20th Floor), 951 East Byrd Street, Richmond, Virginia on April 2, 2003, at 10:00 A.M. (local time), for the following purposes:

1.	To elect a Board of Directors consisting of eleven members.

2.	To approve the Dana Corporation Amended and Restated Stock Incentive Plan that is described in the attached Proxy Statement.

3.	To approve the Dana Corporation Director Deferred Fee Plan, as amended and restated, that is described in the attached Proxy Statement.

4.	To ratify the selection of PricewaterhouseCoopers LLP as independent accountants for 2003.

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

      The Company’s Board of Directors has fixed February 14, 2003 as the record date for the Annual Meeting. Holders of record of the Company’s common stock at the close of business on that date are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. The stock transfer books will not be closed.

      Copies of Dana’s Annual Report for the fiscal year ended December 31, 2002 accompany this Notice of Meeting and Proxy Statement.

      Your vote is important. Please read the Proxy Statement and the voting instructions on the enclosed proxy and then, whether or not you intend to attend the Annual Meeting in person, and no matter how many shares you own, please complete and promptly return your proxy in the envelope provided. This will not prevent you from voting in person at the meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs. If you are a stockholder of record, you may also authorize the individuals named on the enclosed proxy to vote your shares by calling a specially designated telephone number (Toll Free (800) 690-6903). The telephone voting procedures are designed to authenticate your vote and to confirm that your voting instructions are followed. Specific instructions for stockholders of record who wish to use telephone voting procedures are set forth on the enclosed proxy. You may revoke your proxy at any time before the vote is taken by (a) delivering to the Secretary of Dana a written revocation or a proxy with a later date (including a proxy by telephone) or (b) voting your shares in person at the Annual Meeting.

      This Notice of Meeting and Proxy Statement are available at our Internet website at the following address: http://www.dana.com/investors.

By Order of the Board of Directors,

Michael L. DeBacker
Secretary

March 5, 2003

DANA CORPORATION

P.O. Box 1000
Toledo, Ohio 43697

PROXY STATEMENT
for
Annual Meeting of Stockholders
To be held on April 2, 2003

       This Proxy Statement is furnished by the Board of Directors (the “Board”) of Dana Corporation (“Dana” or the “Company”) in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held at Riverfront Plaza, East Tower (20th Floor), 951 East Byrd Street, Richmond, Virginia on April 2, 2003, at 10:00 A.M. (local time), and at any and all adjournments or postponements thereof.

      Holders of record of Dana’s common stock, par value $1 per share (“Common Stock” or “Stock”), at the close of business on February 14, 2003, are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. There were 148,599,168 shares of Common Stock outstanding at the close of business on that date.

      A majority of the outstanding shares entitled to vote must be present at the Annual Meeting, either in person or by proxy, in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes are only counted for purposes of determining whether a quorum is present at the Annual Meeting.

      Each stockholder is entitled to one vote per share held on all matters to be voted on. Any stockholder who delivers a written proxy or who votes by phone may revoke that vote by giving written notice to the Company’s Secretary at any time prior to its use, by submitting a later dated written proxy or a later dated phone vote, or by voting in person at the Annual Meeting. This Proxy Statement and the enclosed proxy were first sent to stockholders on or around March 5, 2003.

ITEM 1 — ELECTION OF DIRECTORS

      A Board of Directors consisting of eleven members will be elected at the Annual Meeting, to hold office until the next Annual Meeting of Stockholders or until their successors are elected. The Board recommends that stockholders vote FOR the following nominees, each of whom is currently serving as a director of Dana.

      The following information was furnished to the Company by the nominees.

Nominee	Principal Occupation and Business Experience in Past 5 Years

Benjamin F. Bailar Age 68	Former Dean and Professor of Administration Emeritus, Jesse H. Jones Graduate School of Administration, Rice University, 1997-2001, and Dean and Professor of Administration, Jesse H. Jones Graduate School of Administration, Rice University, 1987-1997. Director of Dana since 1980. Also a director of Smith International, Inc.

A. Charles Baillie Age 63	Chairman of The Toronto-Dominion Bank since 1997, Chief Executive Officer of the Bank from 1997-2002, and President from 1995-2000. Director of Dana since 1998. Also a director of Ballard Power Systems Inc.

Edmund M. Carpenter Age 61	President and Chief Executive Officer of Barnes Group, Inc. (a diversified international company that serves a range of industrial and transportation markets) since 1998. Senior Managing Director of Clayton, Dubilier & Rice (a private equity firm specializing in management buyouts), 1996-1998. Director of Dana since 1991. Also a director of Campbell Soup Company.

Nominee	Principal Occupation and Business Experience in Past 5 Years

Eric Clark Age 68	Former Director of BICC plc (a United Kingdom company serving the international market for infrastructure development) from 1985-1996, and Chairman and Managing Director of BICC Cables Limited, 1986-1996. Director of Dana since 1994, and a member of the Dana Europe Advisory Board from 1991-1999.

Cheryl W. Grisé Age 50	President-Utility Group of Northeast Utilities since 2001 and Chief Executive Officer of its principal operating subsidiaries since September 2002, and Senior Vice President, Secretary and General Counsel of Northeast Utilities from 1998-2001. Director of Dana since December 2002.

Glen H. Hiner Age 68	Former Chairman and Chief Executive Officer of Owens Corning (a manufacturer of advanced glass and composite materials), from 1992-2002. In October 2000, Owens Corning filed a voluntary petition for reorganization relief under Chapter 11 of the Bankruptcy Code. Director of Dana since 1993. Also a director of Prudential Financial Inc.

James P. Kelly Age 59	Former Chairman and Chief Executive Officer of United Parcel Service, Inc., 1997 -January, 2002. Director of Dana since 2002. Also a director of BellSouth Corporation, Hewitt Associates, and United Parcel Service, Inc.

Joseph M. Magliochetti Age 60	Chairman of the Board of Dana since 2000. Chief Executive Officer of Dana since 1999, President of Dana since 1996, Chief Operating Officer of Dana since 1997, and a director of Dana since 1996, having served the Company in various capacities since 1966. Also a director of BellSouth Corporation and CIGNA Corporation.

Marilyn R. Marks Age 50	Former Chairman of the Board of Dorsey Trailers, Inc. (a manufacturer of truck trailers) from 1987-2000. Former Chief Executive Officer of Dorsey Trailers from 1987-1999. Chairman and Chief Executive Officer of TruckBay.com, Inc. (an internet source for goods and services serving the trucking industry) from 1999-2000. In December 2000, Dorsey Trailers, Inc. filed a voluntary petition for reorganization relief under Chapter 11 of the Bankruptcy Code. Director of Dana since 1994. Also a director of the Eastman Chemical Company.

Richard B. Priory Age 56	Chairman and Chief Executive Officer of Duke Energy Corporation (a supplier of energy and related services) since 1997. Director of Dana since 1996. Also a director of U.S. Airways, Inc. and Duke Fluor Daniel Company.

Fernando M. Senderos Age 53	Chairman of the Board and Chief Executive Officer of DESC, S.A. de C.V. (“DESC”) (a Mexican diversified holding company engaged in automotive parts, chemical, food and real estate businesses), since 1989. Director of Dana since 2000. Former Chairman of the Board of Unik, S.A. de C.V. (now DESC Automotriz S.A. de C.V.), a wholly-owned subsidiary of DESC, from 1991-2001. Mr. Senderos is also a director of Industrias Penoles, S.A. de C.V. (a Mexican-natural resources industrial group), Televisa, S.A. de C.V. (a Spanish language entertainment business), Telefonos de Mexico, S.A. de C.V. (a business providing telephone and internet access services throughout Mexico), Kimberly Clark de Mexico, S.A. de C.V. (a manufacturer and distributor of consumer, industrial, and institutional hygiene products), and Alfa, S.A. de C.V. (through subsidiaries, it operates petrochemical, steel, synthetic fiber, food, automotive parts, and telecommunications businesses).

      The Board of Directors unanimously recommends a vote “FOR” all of the foregoing director-nominees. Under Virginia law, where Dana is incorporated, directors are elected by a plurality of the votes cast by shares entitled to vote in the election at the Annual Meeting, assuming a quorum of at least a majority of the number of shares of Common Stock outstanding is present. In determining a quorum, shares that are voted on any matter presented for vote will be counted. In determining the number of votes cast FOR any director-nominee, votes that are withheld will not be counted. Under New York Stock Exchange (“NYSE”) rules, the election of directors is a “routine” item and brokers may vote the shares they hold on behalf of the beneficial owners with respect to this Item without instructions from the beneficial owners. Therefore, there will be no “broker non-votes” on this Item.

THE BOARD AND ITS COMMITTEES

Board Meetings

      The Board held five meetings in 2002. All incumbent directors attended at least 75% of the combined number of meetings of the Board and the Committees on which they served in 2002. Ms. Grisé was elected at the December 2002 Board meeting and therefore did not attend any other Board or Committee meetings in 2002.

Committees

      The Board has five standing Committees which act under charters adopted by the Board at its February 2003 meeting. The charter for the Audit Committee is attached to this Proxy Statement as Exhibit A, as required by Securities and Exchange Commission (“SEC”) rules, and the charters for all of the Committees are available on Dana’s Internet website at http://www.dana.com/investors.

      The Advisory Committee makes recommendations to the Board regarding Board governance matters and persons to serve as directors of Dana and assists the Board in its evaluation of Board and Board Committee activities and in management succession planning. When the Board is not in session and when convened by and meeting with the Chairman of the Board for that purpose, the Committee will serve as an “executive committee” of the Board and has the full authority of the Board under Virginia law. In functioning as the nominating committee for the Board, the Committee will consider written nominations from stockholders submitted in accordance with Article III, Section 3.3 of Dana’s By-Laws and delivered to the Company’s Secretary not less than 90 days before the anniversary date of the prior year’s Annual Meeting. The members of the Committee are outside directors. The current members of the Committee are Messrs. Bailar (Chairman), Carpenter, Clark, Hiner and Ms. Marks. The Committee met twice in 2002.

      The Audit Committee appoints Dana’s independent accountants and monitors the accounting firm’s performance. The Committee also assists the Board in its oversight of Dana’s internal audit function, the integrity of Dana’s financial statements and Dana’s compliance with legal and regulatory requirements. The members of the Committee are outside directors who meet the independence and expertise requirements of the NYSE and the independence requirements of Section 301 of the Sarbanes-Oxley Act of 2002. The current members of the Committee are Messrs. Hiner (Chairman), Bailar, Carpenter, Clark, Kelly and Priory. The Committee met four times in 2002.

      The Compensation Committee recommends to the Board an overall philosophy and strategy with respect to the compensation of Dana’s CEO and other senior executives to attract and retain highly qualified individuals and provides oversight of Dana’s executive compensation plans. The members of the Committee are outside directors who qualify as “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (“Exchange Act”), and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code (“Code”). The current members of the Committee are Messrs. Priory (Chairman), Baillie, Clark and Hiner. The Committee met three times in 2002.

      The Finance Committee assists the Board in its oversight of Dana’s financial condition, liquidity and results of operations. The current members of the Committee are Messrs. Magliochetti (Chairman), Bailar, Baillie, Carpenter, Clark, Hiner, Kelly, Priory and Senderos, Ms. Grisé and Ms. Marks. The Committee met five times in 2002.

      The Funds Committee assists the Board in its oversight of Dana’s pension plans and funds. The current members of the Committee are Messrs. Carpenter (Chairman), Baillie, Magliochetti and Senderos, Ms. Grisé and Ms. Marks. The Committee met twice in 2002.

Compensation

      Non-employee directors are paid the following fees for their services, in addition to reimbursement for expenses incurred: a $40,000 annual stipend for service on the Board, a $2,500 annual stipend for service on each Committee ($10,000 for the Committee Chairmen of the Audit, Compensation, and Advisory Committees; $5,000 for the Funds Committee Chairman), a fee of $1,000 for each Board or Committee meeting attended, and a fee of $1,000 per half day for any special services performed at the request of the Chairman of the Board. Management believes that the stockholders benefit if the directors are fully informed about the Company’s activities. Consequently, directors are encouraged to attend all Committee meetings (whether or not they are a member of the Committee in question) and they are paid a fee for all Committee meetings attended.

      Non-employee directors may elect to defer payment of the foregoing fees under the Company’s Director Deferred Fee Plan. In addition, each non-employee director receives an annual credit of 300 deferred Stock Units under the Plan. If the Proposal described in Item 3 of this Proxy Statement is approved by stockholders, each non-employee director will receive an annual credit of 800 Stock Units beginning in April 2003, instead of the 300 Stock Units he is currently entitled to receive. Deferred fees may be credited to a Stock Account or an Interest Equivalent Account or both. Units are credited to a Stock Account based upon the amount of fees deferred and the market price of Dana’s Stock. Whenever cash dividends are paid on Dana’s Stock, each Stock Account is credited with additional Units equal to the number of shares that could have been purchased if a cash dividend had been paid on the number of Units currently in the Account. The number of Units in each director’s Stock Account as of December 31, 2002 is shown in the table that appears under the caption, “Stock Ownership.” The value of the Stock Account Units at the time of distribution will be based on the market value of the Stock at that time. Interest Equivalent Accounts accrue interest quarterly at the rate for prime commercial loans. Distribution of the deferred fees, whether held in a Stock Account or an Interest Equivalent Account, is made in cash, Dana Stock or a combination of cash and Stock, in a lump sum or annual installments, as determined by the Compensation Committee of the Board at the time the director retires, dies or terminates service with Dana. Directors may, during the 5-year period following retirement or termination of service as a director, elect to convert all or any percentage (or dollar amount) of the Units credited to their Stock Account into an equivalent dollar balance in their Interest Equivalent Account. Benefits payable under this Plan are protected in the event of a merger, consolidation, change of control or sale of substantially all of the assets of Dana.

      All non-employee directors also participate in the Company’s stockholder-approved 1998 Directors’ Stock Option Plan. This Plan provides for the automatic grant of options to purchase 3,000 shares of Stock to each non-employee director annually on the date of the Board’s organizational meeting which is held after the Annual Meeting of Stockholders. Options are priced at the fair market value of the Stock on the date of grant and have a term of 10 years, except in the case of the director’s earlier death or retirement, when they become exercisable within specified periods following the date of such event.

CORPORATE GOVERNANCE

      Dana’s commitment to ethical business conduct is a fundamental shared value of our Board of Directors, management and employees and critical to the Company’s success. Our Standards of Business Conduct provide that our officers and employees will uphold the Company’s ethical standards as vigorously as they pursue its financial objectives and that honesty and integrity will not be compromised by Dana people anywhere at any time.

      Consistent with this commitment to integrity, our Board has taken a proactive approach to documenting its existing corporate governance practices and implementing the principles contained in the Sarbanes-Oxley

Act of 2002 and proposed by the NYSE in its August 2002 Corporate Governance Rule Proposals. At its February 2003 meeting, the Board approved an updated version of the Standards of Business Conduct (in accordance with the normal review cycle for this document) and adopted a new set of Board Guidance Principles, a new Directors’ Code of Conduct, and new or revised Charters for the five Board Committees. These documents are available at our Internet website at the following address: http://www.dana.com/investors. Also at that meeting, the Board formalized an annual Board and Committee performance evaluation process.

      Our Board and management will continue to monitor not only the developing legal requirements in this area, but also the best practices of comparable companies, to assure that Dana maintains its reputation for sound corporate governance practices.

STOCK OWNERSHIP

Dana Common Stock

      The following table presents the beneficial ownership of the only persons known by the Company to beneficially own more than 5% of its Stock, based upon a statement on the most recent Schedule 13G filed by each such person with the SEC. AXA Financial, Inc. reported that it was the beneficial owner of 16,583,272 shares of the Company’s Stock, with sole dispositive power as to all such shares, sole power to vote (or direct the vote) as to 9,824,170 such shares, and shared power to vote (or to direct the vote) as to 785,533 such shares. (Alliance Capital Management, L.P. and The Equitable Life Assurance Society of the United States, both subsidiaries of AXA Financial, Inc., owned 16,582,308 and 964 of such shares, respectively. AXA Financial, Inc. is owned by AXA, which is controlled by four French mutual insurance companies, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle and AXA Courtage Assurance Mutuelle, as a group). Lord, Abbett & Co. reported that it was the beneficial owner of 8,304,458 of the Company’s shares, with sole voting and dispositive power as to all such shares.

Name and Address of	Shares	Percent
Beneficial Owner	Beneficially Owned	of Class

AXA Financial, Inc. 1290 Avenue of the Americas New York, New York 10104	16,583,272	11.2%

Lord, Abbett & Co 90 Hudson Street Jersey City, New Jersey 07302	8,304,458	5.59%

      The following table shows shares of Dana Stock and Stock Units with a value tied to Dana’s Stock that were beneficially owned on December 31, 2002, by the Company’s directors, director-nominees, the executive officers named in the Summary Compensation Table, and all directors, director-nominees, and executive officers as a group. At that date, the group beneficially owned approximately 1.6%, and each person beneficially owned less than 1%, of the outstanding Stock. All reported shares were beneficially owned directly except as follows: Mr. Bailar indirectly owned 2,100 shares that were held in a retirement plan account and 900 shares that were held in a trust for which he was trustee; Mr. Carroll indirectly owned 3,920 shares that were held in trusts for which he was trustee; Ms. Marks indirectly owned 4,000 shares that were held in trusts for which she was a trustee; and Mr. Priory indirectly owned 3,000 shares that were held by his children.

	Stock Ownership,
	Including Restricted
	Stock and Exercisable		Percent of
Beneficial Owner	Options (1)	Stock Units (2)	Class

Benjamin F. Bailar	30,000 shares	6,673 Units	(3)
A. Charles Baillie	14,000 shares	6,875 Units	(3)
Edmund M. Carpenter	31,181 shares	23,360 Units	(3)
William J. Carroll	287,434 shares	13,210 Units	(3)
Eric Clark	27,000 shares	3,248 Units	(3)
Bernard N. Cole	288,530 shares	23,653 Units	(3)
Marvin A. Franklin, III	297,392 shares	18,407 Units	(3)
Cheryl W. Grisé	0 shares	0 Units	(3)
Glen H. Hiner	25,000 shares	12,698 Units	(3)
James P. Kelly	2,000 shares	300 Units	(3)
Joseph M. Magliochetti	774,239 shares	26,841 Units	(3)
Marilyn R. Marks	27,500 shares	12,526 Units	(3)
Richard B. Priory	23,000 shares	15,790 Units	(3)
Robert C. Richter	261,230 shares	20,171 Units	(3)
Fernando M. Senderos	3,000 shares	610 Units	(3)
Directors, Director-Nominees, and Executive Officers as a Group (18 persons)	2,427,509 shares	212,423 Units	1.6%

(1)	The shares reported for the named executive officers (Messrs. Carroll, Cole, Franklin, Magliochetti, and Richter) include restricted stock which the officers were entitled to vote under the Company’s 1989 and 1999 Restricted Stock Plans and shares subject to options exercisable within 60 days. Details of the officers’ restricted stock ownership appear at Note 4 to the Summary Compensation Table. Shares subject to options exercisable within 60 days include: Mr. Carroll, 190,750 shares; Mr. Cole, 202,500 shares; Mr. Franklin, 228,250 shares; Mr. Magliochetti, 590,500 shares; and Mr. Richter, 197,250 shares; the directors, director-nominees, and executive officers as a group, 1,733,475 shares. The shares reported for directors include shares subject to options exercisable within 60 days which were awarded under the 1998 Directors’ Stock Option Plan.

(2)	The Units reported for the non-employee directors represent deferred compensation credited to the directors’ Stock Accounts under the Company’s Director Deferred Fee Plan, which is described under the caption “The Board and Its Committees.”

The Units reported for the named executive officers (Messrs. Carroll, Cole, Franklin, Magliochetti, and Richter) represent annual bonuses earned under the Company’s Additional Compensation Plan and deferred to the officers’ Stock Accounts. Under this Plan, the Compensation Committee may defer payment of all or a portion of a participant’s bonus and credit the deferred amounts to a Stock Account, an Interest Equivalent Account, or both. Units are credited to the participant’s Stock Account based on the amount of the deferred bonus and the market price of Dana’s Stock. Whenever cash dividends are paid on Dana’s Stock, each Stock Account is credited with additional Units equal to the number of shares that could have been purchased if a cash dividend had been paid on the number of Units currently in the Account. Under the Plan, a participant may, during the 5-year period following retirement or termination of service, elect to convert all or any percentage (or dollar amount) of the Units credited to his Stock Account into an equivalent dollar balance in the Interest Equivalent Account.

For both the non-employee directors and the executive officers, the value of the unconverted Units at the time of distribution will be based on the market value of the Company’s Stock at that time. The deferred amounts can be paid in cash, Dana Stock, or a combination of cash and Stock, in a lump sum or annual installments, as determined by the Compensation Committee of the Board at the time the director or executive officer retires, dies or terminates service.

(3)	Less than 1%.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table contains information about the compensation from Dana and its subsidiaries paid or awarded to, or earned by, the Company’s Chief Executive Officer and the four other highest compensated persons who were serving as executive officers of the Company at the end of 2002.

					Long-Term
					Compensation Awards
	Annual Compensation
					Restricted	Securities
				Other Annual	Stock	Underlying	All Other
		Salary	Bonus	Compensation	Awards	Options/	Compensation
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	SARs(#)(5)	($)(6)

Joseph M. Magliochetti	2002	$935,000	$430,000	$68,346	$0	250,000	$3,158
Chief Executive Officer,	2001	935,000	0	79,727	1,019,400	250,000	3,218
President and	2000	850,000	0	98,363	0	250,000	3,218
Chief Operating Officer

William J. Carroll	2002	536,500	245,500	55,836	0	55,000	5,115
President — Automotive	2001	520,000	0	59,759	509,700	55,000	4,395
Systems Group	2000	480,000	0	61,947	0	55,000	4,395

Marvin A. Franklin, III	2002	495,000	226,500	52,787	0	55,000	3,158
President — Dana	2001	480,000	0	59,888	509,700	55,000	2,708
International and Global	2000	440,000	0	51,472	0	55,000	3,218
Initiatives

Robert C. Richter	2002	480,000	263,600	–	0	55,000	3,158
Vice President and	2001	451,667	0	48,723	509,700	55,000	2,708
Chief Financial Officer	2000	400,000	0	45,622	103,600	55,000	3,218

Bernard N. Cole	2002	398,000	182,100	–	0	40,000	5,115
President — Heavy Vehicle	2001	390,000	0	43,961	407,760	36,000	4,395
Technologies & Systems	2000	365,000	0	36,823	0	36,000	4,395
Group

(1)	In general, salary increases in 2002 were delayed until July 2002 for the senior executive group as they were for most Dana salaried employees.

(2)	Annual bonuses received (or deferred) under the Company’s Additional Compensation Plan or otherwise are reported in the year earned, whether deferred or paid in that year or in the following year.

(3)	“Other Annual Compensation” includes perquisites and personal benefits where such perquisites and benefits exceed the lesser of $50,000 or 10% of the officer’s annual salary and bonus for the year. Of the amounts reported, the following items exceeded 25% of the total perquisites and benefits reported for the officer; for Mr. Magliochetti, professional services valued at $43,350 in 2002, $54,182 in 2001, and $70,649 in 2000; for Mr. Carroll, professional services valued at $30,329 in 2002, $35,394 in 2001, and $37,482 in 2000; and vehicles valued at $15,420 in 2002, and $15,754 in 2001; for Mr. Franklin, professional services valued at $29,172 in 2002, $35,595 in 2001, and $36,467 in 2000; for Mr. Richter, professional services valued at $29,165 in 2001, and $28,615 in 2000; and vehicles valued at $13,894 in 2001, and $14,346 in 2000; and for Mr. Cole, professional services valued at $25,292 in 2001, and $22,618 in 2000; and vehicles valued at $12,724 in 2001 and $9,374 in 2000. Professional services include financial, tax, and estate planning services received by the officer. Of the amounts reported, the following represent insurance premiums (after tax gross-up) paid prior to the enactment of the Sarbanes-Oxley Act of 2002 on behalf of the named executive for life insurance coverages: for Mr. Magliochetti, $10,322 in 2002, $9,485 in 2001, and $11,251 in 2000; for Mr. Carroll, $4,342 in 2002, $4,016 in 2001 and $4,422 in 2000; for Mr. Franklin, $3,130 in 2002, $2,933 in 2001, and $3,335 in 2000; for Mr. Richter, $2,003 in 2001, and $2,286 in 2000; and for Mr. Cole, $3,493 in 2001, and $4,831 in 2000.

(4)	“Restricted Stock Awards” reflects grants of restricted stock under the Company’s 1999 Restricted Stock Plan. Awards of restricted stock under the Plan are generally subject to a 5-year restriction period during which the executive must remain a full-time employee of Dana or its subsidiaries. The Compensation Committee, which administers the Plan, has the discretion to shorten any restriction periods or to waive the restrictions. The restrictions lapse in the event the executive’s employment is terminated at the Company’s initiative following a change of control (as defined in the restricted stock agreements). In the discretion of the Compensation Committee, dividends on the granted shares are paid in additional restricted shares, in lieu of cash, at the same times and rates as cash dividends are paid to the Company’s stockholders. The Plan provides participants with the opportunity to convert restricted stock awards into restricted stock units which are payable in Dana Stock after they have retired. During the period between conversion and distribution, the executive’s restricted stock units will continue to be credited with dividends that are declared on the restricted shares. Messrs. Magliochetti, Carroll, Franklin, Richter, and Cole, and several other executives, have elected to convert some or all of their restricted stock into restricted stock units. The value of the restricted stock grants shown in the Summary Compensation Table was calculated by multiplying the number of shares awarded by the difference between the closing price of the Company’s Stock on the date of grant (as reported in the New York Stock Exchange-Composite Transactions published in The Wall Street Journal) and the purchase price, if any, paid by the executive.

At December 31, 2002, Mr. Magliochetti held 131,320 shares of restricted stock valued at $1,359,173; Mr. Carroll held 52,019 shares of restricted stock valued at $558,554; Mr. Franklin held 52,163 shares of restricted stock valued at $565,887; Mr. Richter held 42,180 shares of restricted stock valued at $472,037; and Mr. Cole held 32,586 shares of restricted stock valued at $349,995. The restricted stock holdings described in this paragraph include all restricted stock units credited to the executives. The value of these aggregate restricted stock holdings was calculated by multiplying the number of shares held by the difference between the closing price of the Company’s Stock on December 31, 2002 ($11.76 per share), as reported in the New York Stock Exchange-Composite Transactions published in The Wall Street Journal and the purchase price, if any, paid by the executives.

(5)	“Securities Underlying Options/ SARs” represents shares of Dana Stock underlying options granted in 2000 through 2002. There are no outstanding stock appreciation rights (“SARs”).

(6)	“All Other Compensation” consists of contributions made by Dana under the Company’s Savings and Investment Plan to match contributions made by the executives to their accounts.

Other Additional Compensation

      Approximately 80 key employees of the Company (other than the executive officers named in the Summary Compensation Table) are eligible to receive annual bonuses under the Company’s Additional Compensation Plan. The Company also has various incentive compensation plans for other employees (such as individual incentive, group incentive, and Scanlon-type plans) that are designed to reward their commitment to the Company’s philosophy of total quality, increased productivity, and improved performance.

Option Grants in 2002

      The following table contains information about the stock options granted under the Company’s 1997 Stock Option Plan (the “1997 Plan”) in 2002 to the executive officers named in the Summary Compensation Table. No SARs were granted in 2002. In calculating the “Grant Date Present Value,” the Company used a variation of the Black-Scholes option pricing model, as described in Note 3. The value shown is a hypothetical value only; over their lives, the options could have a greater or a lesser value than that shown in the table, and under some circumstances they could have zero value.

	Option Grants in Last Fiscal Year

	Number of
	Securities	% of Total
	Underlying	Options	Exercise		Grant
	Options	Granted to	or Base		Date
	Granted	Employees	Price	Expiration	Present
Name	(#)	in 2002	($/Share)(1)	Date(2)	Value($)(3)

Mr. Magliochetti	250,000	7.83%	$15.33	7/15/12	$1,917,500
Mr. Carroll	55,000	1.72%	15.33	7/15/12	421,850
Mr. Franklin	55,000	1.72%	15.33	7/15/12	421,850
Mr. Richter	55,000	1.72%	15.33	7/15/12	421,850
Mr. Cole	40,000	1.25%	15.33	7/15/12	307,800

(1)	The exercise price (the price that the executive must pay to purchase each share of Stock that is subject to an option) is equal to the “fair market value” (as defined in the 1997 Plan) of the Stock on the date of grant of the option. All options shown were granted on July 16, 2002.

(2)	Options may be exercised during a period that begins 1 year after the date of grant and ends 10 years after the date of grant. During the exercise period, an optionee may exercise 25% of the total options after 1 year from the date of grant, 50% after 2 years from the date of grant, 75% after 3 years from the date of grant, and all of the options after 4 years from the date of grant. Options may be exercised for up to 5 years following the retirement (as defined in the 1997 Plan) of the executive. An optionee’s exercise rights will be accelerated in the event of a “change of control” of the Company (as defined in the 1997 Plan).

(3)	A variant of the Black-Scholes option pricing model was used to determine the hypothetical grant date value for these options. In applying the model, the Company assumed a 12-month volatility of 53.24%, a 3.53% risk-free rate of return, a dividend yield at the date of grant of 0.26%, and a 5.4-year option term. The model did not assume any forfeitures prior to exercise, which could have reduced the reported grant date values. Since this model is assumption-based, it may not accurately determine the options’ present value. The true value of the options, when and if exercised, will depend on the actual market price of the Company’s Stock on the date of exercise.

Aggregated Option Exercises in 2002 and 2002 Year-End Option Values

      The following table contains information about the options for the Company’s Stock that were exercised in 2002 by the executive officers named in the Summary Compensation Table, the aggregate value of these officers’ unexercised options at the end of 2002, and the aggregate value of these officers’ unexercised in-the-money options at the end of 2002. None of the officers held any SARs at December 31, 2002.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
			Options at 12/31/02(#)		12/31/02($)
	Shares Acquired	Value
Name	on Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Mr. Magliochetti	0	$0	590,500	587,500	$0	$0
Mr. Carroll	0	0	190,750	132,250	0	0
Mr. Franklin	0	0	228,250	132,250	0	0
Mr. Richter	0	0	197,250	130,250	0	0
Mr. Cole	0	0	202,500	91,500	0	0

Pension Plans

      For all of the executive officers named in the Summary Compensation Table except Mr. Magliochetti, pension benefits are determined under Dana’s pension plans, as described below. Mr. Magliochetti is eligible to receive retirement benefits under his employment agreement, which is described under “Employment Agreements.” Mr. Magliochetti’s employment agreement provides that if he retires from Dana, he will receive a lifetime monthly pension calculated at 50% (or, if higher, the percentage which is the product of 1.6% multiplied by his years of credited service at retirement) of his highest average monthly compensation (defined as salary received during the month preceding his termination of service plus 1/12th of the average of the highest bonuses payable to him during any 3 consecutive years) reduced by benefits payable to him by Dana under the pension plans described below, pension or disability benefits payable to him by other organizations, and 50% of the primary Social Security benefit. The types of compensation that are reported in the Summary Compensation Table under “Salary” and “Bonus” (and also including deferred bonuses) will be used to calculate the retirement benefits payable to Mr. Magliochetti under his employment agreement. The agreement also provides for a pre-retirement death benefit. The maximum monthly pension that Mr. Magliochetti would receive under his employment agreement if he had retired on January 1, 2003, before taking into account the reductions described above, would be $76,310. In lieu of receiving this benefit in the form of a monthly pension, Mr. Magliochetti may elect to receive the distribution of the benefit in any form permitted under the Dana Corporation Retirement Plan.

      The Dana Corporation Retirement Plan is a cash balance plan (a type of non-contributory defined benefit pension plan in which participants’ benefits are expressed as individual accounts). Benefits are computed as follows. During each year of participation in the Plan, a participant earns a service credit equal to a specified percentage of his “earnings” (as defined in the Plan) up to one-quarter of the Social Security taxable wage base, plus a specified percentage of his earnings above one-quarter of the taxable wage base. The percentages increase with the length of Dana service. A participant with 30 or more years of service receives the maximum credit (6.4% of earnings up to one-quarter of the taxable wage base, plus 12.8% of earnings over one-quarter of the taxable wage base). A participant employed by Dana on July 1, 1988 (when the Plan was converted to a cash balance plan) also earns a transition benefit designed to provide that his retirement benefit under the current Plan will be comparable to the benefit he would have received under the predecessor plan. A participant earns this transition benefit ratably over the period from July 1, 1988, to his 62nd birthday, except that in the event of a change in control of Dana, he will be entitled to the entire transition benefit. The accumulated service credits and the transition benefit are credited with interest annually, in an amount (generally, not less than 5%) established by the Board. A participant employed by Dana on July 1, 1988, who was eligible to retire on July 1, 1993, but who elects to retire after that date, will receive the greater of the benefit provided by the current Plan or a benefit comparable to the benefit provided under the predecessor plan (determined as of July 1, 1993) with interest credits. The normal retirement age under the Plan is 65.

      Federal tax law imposes maximum payment limitations on tax qualified plans. Dana has adopted an Excess Benefits Plan which covers all employees eligible to receive retirement benefits under a funded Dana tax qualified defined benefit plan. Under this Excess Benefits Plan, the Company will pay from its general funds any amounts that exceed the federal limitations and any amounts that are not paid under the Dana Corporation Retirement Plan due to earnings being reduced by deferred bonus payments.

      Dana has also adopted a Supplemental Benefits Plan which covers U.S.-based members of the Company’s “A” and “B” Groups (as defined by the Compensation Committee of the Board). Under this Supplemental Benefits Plan, Dana will pay Mr. Magliochetti the difference between the aggregate benefits that he will receive under the Dana Corporation Retirement Plan and the Excess Benefits Plan and the benefit that he would have been entitled to receive under the predecessor plan to the Dana Corporation Retirement Plan in effect prior to July 1, 1988. Messrs. Carroll, Franklin, Richter, and Cole, and the other “A” and “B” Group executives who were participants in the predecessor plan to the Dana Corporation Retirement Plan and who are not listed in the Summary Compensation Table, are entitled to 80% of this benefit if they retire before the end of 2004, 70% if they retire in the years 2005-2009, and no benefit if they retire after 2009. Benefits payable under the predecessor plan are based on the participant’s credited service and “final monthly earnings,” which for Mr. Magliochetti is defined as base salary (before reduction for salary deferrals under the Company’s Savings and Investment Plan), plus bonuses paid (or that would have been paid, but for a deferral arrangement) during the 3 highest of his last 10 years of employment prior to retirement, divided by 36. With respect to Messrs. Carroll, Franklin, Richter, and Cole, and the other “A” and “B” Group executives who were participants in the predecessor plan to the Dana Corporation Retirement Plan and who are not listed in the Summary Compensation Table, “final monthly earnings” is defined as base salary (before reduction for salary deferrals under the Company’s Savings and Investment Plan), plus bonuses paid (or that would have been paid, but for a deferral arrangement) during the 5 highest consecutive years of their last 10 years of employment prior to retirement, divided by 60. The types of compensation that are reported in the Summary Compensation Table under “Salary” and “Bonus” will be used to calculate the retirement benefits payable to these executives under the predecessor plan. The Supplemental Benefits Plan provides for a pre-retirement death benefit. In addition, the maximum level of bonus award that is includable under the Supplemental Benefits Plan, as well as under the Dana Corporation Retirement Plan, the Excess Benefits Plan, and the pension portion of Mr. Magliochetti’s employment agreement, is 125% of base salary. In the event of a change of control of Dana, the participant will receive a lump-sum payment of all benefits previously accrued under the Excess Benefits and Supplemental Benefits Plans and will be entitled to continue to accrue benefits thereunder.

      The estimated monthly annuity benefits payable, starting at age 65, as accrued through December 31, 2002, in the aggregate under the Dana Corporation Retirement Plan, Excess Benefits Plan, and Supplemental Benefits Plan for the executives named in the Summary Compensation Table, are as follows: Mr. Magliochetti, $62,647; Mr. Carroll, $31,209; Mr. Franklin, $24,515; Mr. Richter, $21,323; and Mr. Cole, $25,212. The benefits shown above for Mr. Magliochetti will reduce the retirement benefit payable to him under his employment agreement (described below).

Employment Agreements

      Mr. Magliochetti has an employment agreement with Dana. The term of his agreement is three years, with an automatic one-year extension at the end of each year to maintain the full three-year term unless either party gives notice not to extend the termination date, or unless the agreement is terminated earlier by Mr. Magliochetti’s death or disability, or for “cause” (as defined in the agreement). The employment agreement provides that while Mr. Magliochetti is employed by the Company, he will be paid his base salary, at a minimum. The Compensation Committee approves his base salary annually, as described in the “Compensation Committee Report on Executive Compensation.” His employment agreement currently provides for the payment of a 2003 base salary of $970,000.

      Under his agreement, Mr. Magliochetti agrees not to disclose any confidential information about Dana to others while employed by the Company or thereafter and not to engage in competition with Dana for three years following his termination of employment (unless his employment is terminated by the Company without “cause” or by him for “good reason” (both as defined in his agreement) following a change of control of the Company).

      During his period of employment, Mr. Magliochetti is entitled to participate in Dana’s Additional Compensation Plan, if designated by the Compensation Committee, and in Dana’s various employee benefit plans. In the event of a change of control of Dana (as defined in the agreement), he will be entitled to continue as a participant in the Additional Compensation Plan during the remainder of the term of his employment agreement, the minimum bonus award to which he will be entitled during that period will be equal to 50% of his base salary, and his awards will be payable in cash (not deferrable). If his employment is terminated following a change of control, any previously deferred awards under the Additional Compensation Plan will be paid on an accelerated basis.

      If Mr. Magliochetti is terminated by Dana without “cause” or, if after a change of control of the Company, he terminates his employment for “good reason,” he will be entitled, for the remainder of the term of the agreement, to receive monthly compensation equal to his highest average monthly compensation (reduced by the amounts payable to him under any severance plan or policy of Dana), and to continue his participation under Dana’s employee benefit plans. If the termination follows a change of control, he will immediately receive such monthly compensation (discounted and paid in a lump sum) and any awards previously deferred under the Additional Compensation Plan (paid in full for any completed performance periods and for performance periods to be completed during the term of the agreement, and pro rata for any performance periods to be completed after such term).

      If any excise tax is imposed under Section 4999 of the Internal Revenue Code, as amended, on payments received by Mr. Magliochetti as a result of a change of control of Dana, Dana will pay him a sum that will net him the amount he would have received if the excise tax had not been imposed.

      The retirement benefit payable to Mr. Magliochetti under his employment agreement is described under “Pension Plans.”

      Mr. Magliochetti also has a related agreement with Dana which provides that, in the event of a dispute related to his employment agreement, the Company will pay legal expenses he may incur to enforce his employment agreement.

      Messrs. Carroll, Franklin, Richter and Cole, along with four other executive officers of the Company, have agreements with Dana that are substantially similar to Mr. Magliochetti’s, as described above, except that they do not provide a retirement benefit and they only become operative upon a change of control of Dana and only if the executive is then in the employ of Dana. Should their agreements become operative, Messrs. Carroll, Franklin, Richter, and Cole (together with the other four executives) would continue to receive not less than the total compensation in effect at the time the agreements became operative, and would continue to participate in all executive incentive plans with at least the same reward opportunities, and with perquisites, fringe benefits and service credits for benefits at least equal to those that were provided prior to the date the agreements became operative.

AUDIT COMMITTEE REPORT

To Dana’s Shareholders:

      We have reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2002.

      We have discussed with PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), the independent accountants for the Company, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended.

      We have also received the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with PricewaterhouseCoopers its independence.

      Based on the reviews and discussions referred to above, we have recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, to be filed with the Securities and Exchange Commission.

      A copy of the Audit Committee Charter, which was adopted by the Board in February 2003, is attached to this Proxy Statement as Exhibit A. The Board will review this Charter annually.

Submitted by,

Glen H. Hiner, Chairman
Benjamin F. Bailar
Edmund M. Carpenter
Eric Clark
James P. Kelly
Richard B. Priory

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

To Dana’s Shareholders:

      In support of the Company’s restructuring efforts, Dana’s Compensation Committee took positive steps in 2002 to help restore the Company to operating profitability. Following two years of no bonuses for management, we approved new performance criteria for 2002 under our annual incentive plan which, we believe, intensified management’s focus on operating profit, achievement of strategic objectives, and our external performance versus Dana’s peers. Dana earned $171 million in operating income for 2002 versus $5 million for 2001, achieved a 6.6% operating return on invested capital (“ROIC”) versus a 2.5% ROIC for 2001, and achieved four of the five strategic objectives we approved for management under the short-term incentive plan.

      Based on these results, the Committee authorized cash bonus payments of approximately 46% of salary for 20 members of our senior management group. Other managers and key employees also deserved recognition for their results and hard work during 2002, and were awarded bonuses accordingly.

      While we regard 2002 as an important milestone in Dana’s return to profitability, it is not an endpoint. At our February meeting this year, we approved higher operating income and ROIC goals under the short-term incentive plan for 2003, along with corporate operating objectives tailored to 2003 strategies and a continuing focus on outperforming our peers in terms of total return to shareholders.

      In addition, we are requesting stockholders’ approval at our 2003 Annual Meeting for an additional five million shares for Dana’s amended and restated stock incentive plan. This is necessary to maintain a competitive equity incentive program through 2004. We believe our conservatively competitive stock option granting practice, averaging less than 2% of outstanding shares a year for the past five years, and broad-based participation (about 1,800 employees received option grants in 2002), are in shareholders’ interests and deserve your support. Further, the amended and restated stock incentive plan will provide for equity awards in addition to stock options, which will enable us to maintain a competitive program that is adaptable to changes in accounting practices and compensation trends.

Our Committee

      Our Committee is composed entirely of non-employee directors. Our members have no “interlocking” relationships as defined by the SEC, and also qualify as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. Our Chair leads the Committee’s review of the CEO’s performance, and has done so for many years. We regularly review our executive compensation governance practices and will continue to do so in response to new rules and evolving “best practices.” And we have had an outside compensation consultant reviewing management’s proposals on our behalf since 1991.

      During 2002, our Committee met three times and held an executive session, without management present, at each meeting. It is our practice to invite all outside directors who are not Committee members to attend our meetings. We also report regularly to the full Board on our activities.

Executive Compensation Philosophy and Strategy

      Our goal as a Committee is to develop and administer executive compensation policies that are consistent with, and linked to, the Company’s strategic business objectives. Beyond that, our priorities are to attract and retain a highly qualified senior management team that is committed to Dana and its long-term success, and to reward that team fairly in relation to its contributions to that success. Further, our purpose is to recommend to the Board an overall philosophy and strategy with respect to the compensation of Dana’s Chief Executive Officer and its other senior executives in order to attract and retain highly qualified individuals.

      In making our compensation decisions, we consider competitive market data provided by an outside compensation consultant. This data is further reviewed by another outside compensation consultant who is separately retained by our Committee. This data compares Dana’s pay levels with those of comparable companies. The comparison group, which we select in advance, currently consists of 22 companies that have national and international business operations and comparable sales volumes, market capitalizations, employment levels, and lines of business. The companies chosen for the comparison group are not necessarily those represented in the stock performance graph which follows this Report. We believe Dana’s competitors for executive talent are a broader group of companies and not limited to the companies included in the Standard & Poor’s Auto Parts & Equipment Index.

      Our policy is to provide performance-based compensation to our senior executives that is tax deductible under current tax law. However, the Committee also believes it is appropriate to maintain the flexibility to pay compensation that is not fully deductible if it determines that such payments are in the Company’s best interests.

Program Elements

      The key elements of Dana’s executive compensation program are base salary, annual incentives, and long-term equity incentives, as described below. In determining an executive’s compensation, we consider all elements of compensation, including employment and change of control arrangements, retirement, and other benefits. We believe that a substantial portion of compensation should be “at risk” subject to Company performance.

Base Salaries — We approve base salaries for Dana’s CEO and certain other senior executives on an individual basis, taking into consideration the individual’s performance, contributions to the Company’s success, and tenure in the job; pay practices for comparable positions in the comparison group; and internal equity among positions. We also establish base salary ranges for the Company’s senior executives after analyzing salary data for comparable jobs within the comparison companies. Relative position within the salary ranges will vary by individual. We decided to delay our general salary increase for most of the senior executive group through the first half of 2002 in response to financial conditions within the Company. In 2002, the base salaries of the executive officers named in the Summary Compensation Table, as a group, were approximately at the median of the comparison group.

Annual Incentives — Dana’s CEO and senior executives have an opportunity to earn annual bonuses under the Company’s Additional Compensation Plan or under other incentive plan arrangements approved by the Committee. Award opportunities vary based on the individual’s position and base salary. Actual bonuses are based on the Company’s success in achieving performance objectives that we establish in advance. These objectives are set annually based on Dana’s short-term strategic direction and the current economic climate.

The 2002 performance objectives under the Additional Compensation Plan consisted of a hurdle (the minimum level of corporate performance that had to be achieved for bonuses to be paid), a goal (the corporate performance level at which bonuses equal to 60% of salary would be paid), and performance in excess of the goal (at which bonuses up to a maximum of 96% of salary would be paid).

For 2002, the Committee approved performance objectives which included corporate operating income and ROIC, as well as five strategic operating objectives tied to the Company’s restructuring goals. The Committee also approved an additional bonus modifier based on Dana’s total shareholder return relative to 24 industry peer companies. These peer companies differ somewhat from the peer companies we use for compensation comparisons.

Dana’s operating income and ROIC performance exceeded the minimum hurdle required to earn a bonus in 2002, and the Company achieved four of the five strategic operating objectives approved by the Committee. Based on these results, the Committee approved bonus payments for 2002 equal to approximately 46% of base salary for Messrs. Magliochetti, Carroll, Franklin, Richter, and Cole based upon the performance objectives that were approved by the Committee. There was no additional bonus awarded as a result of the total shareholder return modifier. In order to reward Mr. Richter for superior individual performance relating to the improvement in the Company’s liquidity and financial position, as well as his involvement in the Company’s corporate governance activities, the Committee awarded him a discretionary additional bonus of $44,000. The annual bonuses awarded to these five individuals, including the supplemental bonus to Mr. Richter, under the Additional Compensation Plan, are reflected in the Summary Compensation Table. In view of the fact that Mr. Magliochetti’s total compensation package is less than that of CEOs of comparable companies, the Committee decided in February 2003 to award him 15,900 shares of restricted stock. This award will be reported in the Summary Compensation Table in the 2004 Proxy Statement.

Long-Term Equity Incentives — Long-term equity incentives are granted to Dana’s CEO, senior executives and other key employees under the Company’s 1997 Stock Option Plan and 1999 Restricted Stock Plan. Because we believe that a substantial portion of executive compensation should be “at risk” based on Company performance, long-term incentives comprise a significant percentage of each executive’s total compensation. We also believe that stock option grants encourage management to own and hold the Company’s stock and tie their long-term economic interests directly to those of the stockholders. In determining the option grant sizes, we consider the individual’s relative position and performance, current stock ownership level, and past option grants.

From time to time, we also grant restricted stock to recognize an individual’s promotion, exceptional contributions or as a retention incentive. Until Mr. Magliochetti received a restricted stock grant in February 2003, no restricted stock grants had been made to any of Dana’s executive officers since 2001 when special long-term retention grants were made to them and certain other key executives.

Stock Ownership Guidelines

      To encourage senior executives to own and hold Dana stock, the Company has maintained stock ownership guidelines for many years. The Company’s stock ownership targets apply to approximately 85 executives who hold the position of division general manager and above. The 20 most senior executive officers have ownership targets that range from 35,000 shares up to 180,000 shares for Mr. Magliochetti. Executives are expected to attain the target ownership level within five years and to remain at or above their stock ownership target until retirement.

Chief Executive Officer’s Compensation

      Mr. Magliochetti’s salary was not increased in 2002. His salary for the year was $935,000, which is also the amount the Committee approved for 2001. The Committee increased Mr. Magliochetti’s base salary to $970,000, effective January 1, 2003. For 2002, Mr. Magliochetti earned an annual bonus of $430,000 (approximately 46% of his base salary) as discussed above. He was also granted options to purchase 250,000 shares of Company stock at a price of $15.33 per share. We determined the value of his option grant by taking into consideration the factors described above under “Long-Term Equity Incentives.”

In Closing

      Our Committee believes that the caliber and motivation of our management and the quality of their leadership make a significant difference in the long-term performance of Dana. We further believe that compensation should vary with the Company’s financial performance so that executives are well-rewarded when performance meets or exceeds standards established by the Committee, and that there should be downside risks to compensation when individual or corporate performance does not meet these standards.

      The foregoing Report has been furnished on behalf of the Board of Directors by the members of its Compensation Committee.

Submitted by,

Richard B. Priory, Chairman
A. Charles Baillie
Eric Clark
Glen H. Hiner

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

      The following graph shows the yearly change in cumulative total stockholder return on Dana Stock (assuming a $100 investment on December 31, 1997 and quarterly reinvestment of dividends during the period) compared to the cumulative total return on the Standard & Poor’s 500 Stock Index and the Standard & Poor’s Auto Parts & Equipment Index for the past 5 fiscal years.

      On December 31, 2001, Standard & Poor’s adopted a new industry classification methodology for the purpose of calculating its U.S. industry indices. At that time, the old Standard & Poor’s Auto Parts & Equipment Index was discontinued, and a new Standard & Poor’s Auto Parts & Equipment Index was created using the new industry classification methodology. While the companies in the old and new indices are not identical, their overall returns are highly correlated. For comparison purposes, both the old and new indices are shown in the table below.

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Dana Corporation	$100	$88	$67	$36	$35	$29

S&P 500	100	129	156	141	125	97

S&P Auto Parts & Equipment (Old)	100	96	74	59	70	N/A

S&P Auto Parts & Equipment (New)	100	103	81	62	75	67

(Returns are rounded to the nearest dollar.)

OTHER TRANSACTIONS

      As of April 25, 2002, Dana director Fernando Senderos and other members of his family owned (beneficially or of record) 59.53% of the Series A common stock of DESC, S.A. de C.V. (“DESC”), 39.70% of the Series B common stock of DESC and 27.44% of the Series C common stock of DESC. DESC Automotriz S.A. de C.V. (“DESC Automotriz” formerly Unik, S.A. de C.V.), is a wholly-owned subsidiary of DESC and owns 51% of Spicer S.A. de C.V. (“Spicer S.A.”). Dana owns the remaining 49% of Spicer S.A. DESC Automotriz manages DESC’s auto parts business. Fernando Senderos is Chairman of the Board of DESC. Spicer S.A. manufactures automotive components primarily under licenses from Dana utilizing Dana’s trademarks (Spicer®, Victor Reinz® and others) and also using technology developed by Dana. In addition, Spicer S.A. and its subsidiaries buy products from and sell products to Dana in the ordinary course of the operations of these businesses. In 2002, total sales from Spicer S.A. to Dana were approximately US$34.2 million, while total purchases by Spicer S.A. from Dana were approximately US$35.4 million. In 2002, Spicer S.A. also acquired approximately US$33.2 million worth of Dana’s production assets. All transactions between Dana and Spicer S.A. were done on an arm’s length basis.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and persons who own more than 10% of Dana’s Stock to file initial stock ownership reports and reports of changes in ownership with the SEC. Under SEC regulations, the Company must be furnished with copies of these reports. As the result of an administrative error, James P. Kelly, a director of the Company, was late in filing one Form 4 in 2002 to report the purchase of 2000 shares of Company Stock. In addition, as the result of an administrative error, William J. Carroll, an executive officer of the Company, was late in filing a Form 5 for 2001 to report a gift of 1000 shares of Company Stock.

ITEM 2 — PROPOSAL TO ADOPT THE DANA CORPORATION AMENDED AND RESTATED STOCK INCENTIVE PLAN

      The Board of Directors believes that encouraging the employees of the Company and its subsidiaries to own Dana Stock benefits the Company and its stockholders. Accordingly, from time to time since 1955, the Board has recommended, and the Company’s stockholders have approved, successive plans that have provided for the grant of options and/or stock appreciation rights (“SARs”) to employees of Dana and its subsidiaries. The current stock option plan that has been approved by the Company’s stockholders is the Dana Corporation 1997 Stock Option Plan, the most recent amendment to which was approved by stockholders in 2001 (the “1997 Plan”). The Board continues to feel that stock options have been, and will continue to be, a very important factor in attracting and retaining talented employees consistent with industry practices. The Board also believes that a compensation trend has emerged whereby companies are establishing equity incentive plans that authorize grants of not just stock options and SARs, but also other types of equity awards, such as restricted stock, performance stock awards, stock unit awards, and stock awards. This “omnibus” type of equity compensation plan provides the Company with the flexibility to adapt the compensation of key employees to changes in law and corporate objectives affecting such compensation. For these reasons, the Board adopted on February 11, 2003 and is recommending that the stockholders approve an amendment and restatement of the 1997 Plan. The 1997 Plan, as amended and restated, will be named the “Dana Corporation Amended and Restated Stock Incentive Plan” (the “Plan”) and will allow grants of other stock-based awards, in addition to stock options and SARs that are currently permitted under the 1997 Plan.

      Under the 1997 Plan, stockholders have previously authorized for issuance an aggregate of 23,850,000 shares, of which 1,467,612 remained available for new grants as of December 31, 2002 and 16,665,486 shares were subject to outstanding grants as of that date. The Plan would authorize an additional 5,000,000 shares for issuance for which stockholder approval is currently being sought. Thus, if stockholders approve this Proposal, the pool of shares available for the future issuance of awards under the Plan will be 6,467,612 shares, plus any shares attributable to outstanding awards under the 1997 Plan which are subsequently forfeited or expire unexercised during the term of the Plan. However, no more than 1,000,000 of these shares will be available for the future grant of awards other than stock options and SARs under the Plan. The market value of the 5,000,000 additional shares proposed to be authorized for issuance under the Plan subject to stockholder approval was $58,800,000 on December 31, 2002, based on the closing price ($11.76 per share) of the Stock on that day as reported on The New York Stock Exchange-Composite Transactions published in The Wall Street Journal.

      The Company has also maintained for many years an Employee Stock Award Plan (“Stock Award Plan”) that has not been approved by the Company’s stockholders. Under the Stock Award Plan, a broad base of employees is eligible to receive awards of up to 1,000 shares of Stock in any year based on their “acts of special service” (as defined in the Stock Award Plan). Members of the Company’s World Operating Committee, comprised of approximately the 20 most senior executives of the Company, including the executive officers named in the Summary Compensation Table, are not eligible to receive awards under the Stock Award Plan. No more than 100,000 shares of Stock can be awarded under the Stock Award Plan in the aggregate in any year. Recently proposed NYSE rules will likely require stockholder approval of most equity-based incentive plans, including the Stock Award Plan. In anticipation of the proposed rules being finalized, the Board has determined that it is appropriate to include stock awards as a form of award under the Plan which is now being submitted to stockholders for approval. It is proposed that Stock Awards pursuant to this portion of the Plan would continue to be limited to a maximum of 100,000 shares in any year and that members of the Company’s World Operating Committee would continue to be ineligible for this type of award under the Plan. If the Plan is approved by the Company’s stockholders, no further grants of Stock Awards will be made under the Stock Award Plan after April 2, 2003, and the aggregate number of shares of Stock granted as Stock Awards under the Stock Award Plan and the Plan in 2003 will not exceed 100,000.

      The Plan is also being submitted for approval by stockholders so that, among other reasons, certain awards granted under the Plan that are intended to qualify as “performance-based compensation” under Section 162(m) (“Section 162(m)”) of the Code, may so qualify. Section 162(m) denies a tax deduction for certain compensation in excess of $1 million per year paid by a company to its Chief Executive Officer and to the four most highly compensated executive officers (other than the Chief Executive Officer) for whom compensation disclosure is required under the proxy rules (“Covered Employees”). Certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if certain requirements are met. One of these requirements is that the material terms (including the performance goals) pursuant to which the compensation is to be paid are disclosed and approved by stockholders prior to payment. The Plan, as required by Section 162(m), sets the following maximums on the number of awards that any individual participant can receive in any year under the Plan, beginning in 2003: 500,000 shares subject to stock options or SARs (1,000,000 shares for new hires), and 100,000 shares of Stock subject to Restricted Stock grants, Performance Stock Awards, Stock Unit Awards, or Other Stock-Based Awards (as defined below). Similarly, under the terms of the Plan no individual may receive payment with respect to Performance Units exceeding $750,000 multiplied by the number of years in the applicable performance period. Accordingly, if the Plan is approved by stockholders and other conditions of Section 162(m) relating to the exclusion for performance-based compensation are satisfied, certain compensation paid to Covered Employees pursuant to the Plan will not be subject to the deduction limit of Section 162(m).

      Exhibit B to this Proxy Statement contains a copy of the Plan as proposed to be adopted. The following summary of the principal features of the Plan is qualified in its entirety by reference to Exhibit B to this Proxy Statement.

Principal Features of the Plan

      Name of Plan; Effective Date. The name of the Plan will be changed to the “Dana Corporation Amended and Restated Stock Incentive Plan,” and the Plan will become effective April 2, 2003, if approved by stockholders.

      Administration. The Compensation Committee of the Board of Directors (the “Committee”) administers the Plan. The members of the Committee are outside directors who qualify as “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act, and as “outside directors” for purposes of Section 162(m) of the Code.

      Types of Awards. There are generally seven types of awards that may be granted under the Plan: stock options (including both incentive stock options (“ISOs”) within the meaning of Section 422 of the Code and nonqualified stock options, which are options that do not qualify as ISOs), SARs, Restricted Stock, Performance Stock Awards, Stock Unit Awards, Performance Units, and Stock Awards. In addition, the Committee in its discretion may make other awards (“Other Stock-Based Awards”) valued by reference to, or otherwise based on, the Company’s Stock. These types of awards (collectively, “Awards”) are described in more detail below under the caption “Awards Under the Plan.”

      Shares of Stock Authorized Under the Plan; Individual Limits. The total number of shares of Stock of the Company that will be authorized for issuance under the Plan consists of 28,850,000 shares (which consists of an aggregate of 23,850,000 shares previously authorized by stockholders for issuance under the 1997 Plan plus the 5,000,000 additional shares for which stockholder approval is currently being sought). As of December 31, 2002, an aggregate of 1,467,612 shares remained available for grant under the 1997 Plan and an aggregate of 16,665,486 shares were issuable pursuant to outstanding options granted under the 1997 Plan. No more than 1,000,000 shares of Stock will be authorized for issuance in the aggregate under the Plan in respect of Restricted Stock, Performance Stock Awards, Stock Unit Awards, Performance Units, or Other Stock-Based Awards over the term of the Plan. In addition, the total number of shares of Stock that will be available to make Stock Awards under the Plan in any calendar year will not exceed 100,000 shares (reduced, for 2003, by the number of shares awarded in that year under the Company’s Stock Award Plan). Stock Awards are a specific type of award under the Plan and are described below. Shares subject to an Award that are forfeited, or unissued upon the cancellation, exchange, surrender, termination or expiration of an Award will again be available for issuance under the Plan. Shares of Stock that are issuable to a participant in the Plan but which are used to satisfy tax-withholding requirements will not again be available for future issuances under the Plan. The grant under the Plan of any Award denominated in shares of Stock will decrease the number of shares of Stock available for future grants under the Plan, regardless of whether the Award is later exercised (or distributed or settled) in the form of Stock or cash. Similarly, the issuances of shares of Stock in settlement of any Award denominated in cash will decrease the number of shares of Stock available for future grants under the Plan. The total number of shares of Stock subject to options or SARs awarded to any individual employee shall not exceed 500,000 shares during any calendar year of the Company (or 1,000,000 shares for new hires). No individual employee, in any calendar year, shall receive more than 1,000 shares of Stock pursuant to Stock Awards made under the Plan. In addition, for each calendar year, the maximum number of shares of Stock that may be subject to Restricted Stock, Stock Unit Awards, Performance Stock Awards or Other Stock-Based Awards granted to any individual employee is 100,000. With respect to Performance Units granted under the Plan, the maximum dollar amount that may be paid to any one individual for each performance period is $750,000 times the number of years in the performance period applicable to those Performance Units.

      The number of shares subject to the Plan, the number of shares subject to outstanding Awards under the Plan, and the share limits discussed above, shall be equitably adjusted in the event of capital adjustments described in the Plan, such as a stock split, stock dividend, recapitalization, reorganization, or merger.

      Eligibility. Key employees of Dana and its subsidiaries, including the Company’s executive officers, who are designated by the Committee, are eligible to receive grants of stock options and other Awards under the Plan. However, members of the Company’s World Operating Committee are not eligible to receive Stock Awards, as described below.

      Term of the Plan. The term of the Plan is ten years from April 2, 2003. No Awards may be granted under the Plan after April 2, 2013, but grants made before that date may continue to be exercisable and/or to vest after that date, and will otherwise be governed by the terms of the Plan.

Awards Under The Plan

      Stock Options. The Committee may grant ISOs, and/or non-qualified stock options to purchase the Company’s Stock. The exercise price of ISOs and non-qualified stock options may not be less than 100% of the fair market value of the underlying Stock on the date of grant. ISOs are subject to restrictions under the Code, including a requirement that prohibits options for more than $100,000 worth of Stock from becoming exercisable for the first time during any calendar year. Subject to limitations set forth in the Plan, and with the optionee’s consent, the Committee may amend the terms of any outstanding option, including changing it from an ISO to a non-qualified option. The Committee may not reprice, or cancel and regrant, an outstanding stock option or SAR at a lower exercise price.

      Generally, options must be held for one year after the date of grant before they can be exercised under the Plan. Thereafter, so long as the optionee remains an employee of the Company, the options may be exercised for a period that ends ten years after the date of grant. The Plan provides that, unless otherwise specified by the Committee, the optionee may exercise 25% of the options after one year from the date of grant, 50% after two years from the date of grant, 75% after three years from the date of grant, and all of the options after four years from the date of grant. In the event of a change of control of the Company (as defined in the Plan), all outstanding unexercised options, whether or not then exercisable, will become fully exercisable, and remain fully exercisable for their term.

      The purchase price for all options must be paid in full upon exercise pursuant to the payment methods specified in the Plan. The optionee is responsible for payment of all taxes (except stock transfer taxes) that Dana may be obligated to collect before the Stock is transferred to him.

      If an optionee dies or becomes totally and permanently disabled, unless otherwise determined by the Committee in the grant agreement (or certificate), all of his outstanding options may be exercised within one year after his death or disability, but not more than 10 years from the date of grant.

      In general, any optionee who retires from employment under a Dana retirement plan after age 55 and with 15 years of service with Dana or its subsidiaries may exercise his outstanding options (except those granted during the six months preceding retirement) during the five years after his retirement (but not more than ten years from the date of grant). Other optionees will forfeit their outstanding options upon retirement. Termination of employment initiated by the Company, or departure under conditions adverse to the Company (in either case, as determined by the Committee), will not be deemed to be a “retirement” under the Plan. The Committee has the discretion to vest any options that would otherwise be forfeited, either because the optionee had not attained age 55 and 15 years of service when he retired, or because the options were granted less than six months prior to his retirement, or to characterize an optionee’s termination as a retirement even though he might not have met the age, service, or other conditions described above.

      If an optionee’s employment is terminated for any reason other than death, disability, or retirement (as described above), his outstanding options will be forfeited and the forfeited shares will be available for other grants. However, the Committee has the discretion to permit an optionee whose employment has been involuntarily terminated (other than for cause) to exercise any outstanding stock option for up to 2 years following the optionee’s termination of employment.

      Stock Appreciation Rights. SARs may be granted either apart from, or in conjunction with, stock options. SARs have not been granted to date, but if they are granted, they will be assigned a value per share (“SAR Grant Value”) of at least 100% of the market value of the underlying Stock on the date of grant. Upon the exercise of a SAR granted in conjunction with an option, the holder will be required to surrender the related option and will be entitled to receive such number of shares of Stock as is equal in aggregate fair market value on the date of exercise to the spread between the fair market value of the share as to which the SAR was exercised and the exercise price of the option that was surrendered. Upon the exercise of an SAR granted apart from an option, the holder will be entitled to receive such number of shares of Stock as is equal in aggregate fair market value on the date of exercise to the spread between the fair market value of a share of Stock and the SAR Grant Value of the SAR exercised. In either case, the Committee may elect to pay cash equal to the aggregate fair market value of the Stock that the holder would otherwise have received. The exercise of SARs (whether for Stock or cash) will decrease the number of shares available for future grants under the Plan to the same extent as will the exercise of options. Generally, SARs are subject to the same exercise periods, limitations, and treatment upon death, disability or retirement or other termination of employment as are stock options, as described above.

      Restricted Stock Awards. A Restricted Stock Award is an award of Stock subject to such restrictions on transferability and other restrictions as the Committee may impose at the date of grant or thereafter. Each grant of Restricted Stock will be evidenced by a grant agreement (or certificate) between the participant and the Company setting forth the terms of the grant. The Committee may impose such terms on the grant, consistent with the Plan, as it determines are necessary or desirable. The grant agreement (or certificate) may provide for the crediting of dividend equivalents, in the form of restricted stock units or otherwise, with respect to dividends paid on outstanding shares of Restricted Stock, including Restricted Stock Awards that have been converted to restricted stock units pursuant to the terms of an award. Further, each Restricted Stock Award shall be subject to any restrictions determined by the Committee relating to either or both of (1) the attainment of performance goals by the grantee and/or the Company, or (2) the continued employment of the grantee with the Company or a subsidiary. It is currently anticipated that any Restricted Stock Awards made under the Plan will be consistent with the terms, conditions and restrictions set forth in the Company’s 1999 Restricted Stock Plan, except that the Plan will allow the Committee to provide for the lapse of restrictions based on the achievement of pre-established Performance Goals, described below under the caption

“Performance Goals.” As of December 31, 2002, there were 890,014 shares of Stock remaining available for future awards and dividend equivalents under the 1999 Restricted Stock Plan and 606,500 shares were subject to outstanding awards under that plan.

      Performance Stock Awards. The Plan provides for the grant of Performance Stock Awards in the discretion of the Committee, which represent the right to receive shares of the Company’s Stock or their cash equivalent contingent upon the achievement of performance or other objectives established by the Committee. The Committee may provide that the payment of an Award (or the vesting thereof) will be contingent on the attainment of one or more pre-established Performance Goals described below under the caption “Performance Goals.”

      Stock Unit Awards. The Plan provides for the grant of Stock Unit Awards in the discretion of the Committee, which represent the right to receive shares of the Company’s Stock in the future contingent upon the satisfaction of conditions established by the Committee. These conditions may, but are not required to, consist of one or more of the Performance Goals discussed below. A Stock Unit Award may also provide for the crediting of dividend equivalents to a participant holding a Stock Unit Award.

      Performance Units. The Plan provides for the grant of Performance Units in the discretion of the Committee. Performance Units will have an assigned target value, for example, $100 per Unit. The actual value of a Performance Unit will generally vary from the target value, based upon the extent to which the Company achieves pre-established performance goals, which may, but are not required to, consist of one or more of the Performance Goals discussed below. Performance Units may be paid in cash and/or in shares of Stock, at the discretion of the Committee. For example, a participant who has earned payment with respect to 100 Performance Units valued at $100 each will receive either $10,000 in cash or a number of shares of Stock determined by dividing $10,000 by the fair market value of a share of Stock on the payment date, or a combination of the foregoing.

      Other Stock-Based Awards. The Committee may also grant such other stock-based Awards (“Other Stock-Based Awards”) under the Plan as it deems consistent with the purposes of the Plan. Such Awards may, but are not required to, be granted with value and payment contingent upon the attainment of one or more of the Performance Goals discussed below.

      Performance Goals. The Committee may provide that the payment of an Award (or the vesting thereof) will be contingent on the attainment of Performance Goals which are based on one or more of the following pre-established criteria; (1) earnings per share; (2) stock price appreciation; (3) attainment or growth in a specified level of net income; (4) earnings before interest and taxes; (5) revenues; (6) market share; (7) cost reduction goals; (8) return on beginning shareholders’ equity; (9) return on invested capital; (10) return on sales; (11) return on average assets; (12) any combination of, or a specified increase in, any of the foregoing; (13) the achievement of certain target levels of discovery and/or development of products, including, without limitation, regulatory or customer approval of new products; and (14) the formation of joint ventures, or the completion of other corporate transactions (individually or collectively, the “Performance Goals”). In addition, such Performance Goals may be based upon the attainment of specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations.

      Where applicable, Performance Goals will be expressed in terms of attaining a specified level of the particular criteria or attaining a specified increase (or decrease) in the particular criteria and may be applied to the performance of the Company relative to a market index, a group of other companies, or a combination thereof, all as determined by the Committee. Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), target levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or no additional vesting will occur). The achievement of Performance Goals will be subject to certification by the Committee. The Committee has the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

      Stock Awards. Shares of Stock (“Stock Awards”) may be granted to eligible employees (as defined in the Plan) for “acts of special service” (also as defined in the Plan), or for other reasons, such as in connection with a participant’s securing a patent award or publishing a technical paper. Members of the Company’s World Operating Committee are ineligible to receive Stock Awards under the Plan.

      Miscellaneous. The Company is authorized to withhold from any Award granted, or from any payment relating to an Award under the Plan (including from a distribution of Stock), or from any other payment to a participant, amounts of withholding and other taxes due in connection with the Award, and to take such other action as the Committee may deem advisable to enable the Company and participants to satisfy tax withholding obligations relating to the Award. This authority includes the right to withhold or receive Stock and to make cash payments in respect thereof in satisfaction of a recipient’s tax obligations.

      In the event of a change in control of the Company (as defined in the Plan), unless otherwise provided by the Committee in a participant’s grant agreement, a pro-rata portion (through the date of the change in control) of the aggregate value of each outstanding performance-based Award made under the Plan will become payable with respect to all then uncompleted performance periods based on the target level of achievement of the applicable performance goals or, in the case of an outstanding Award subject to time-based vesting or payment conditions, such Award will become immediately vested or payable.

      Unless otherwise provided by the Committee in an Award agreement, and subject to the terms of the Plan, Awards granted under the Plan are not transferable, except by will or the laws of descent and distribution.

      In no event will the Committee have the authority to reprice (or cancel and regrant) any option, SAR or other Award to which an exercise or purchase price applies, at a lower purchase price.

      Termination or Amendment of the Plan. The Board may terminate or amend the Plan at any time, except that stockholder approval is required for any amendment that will: (i) increase the total number of shares of Stock that may be available for grant under the Plan; (ii) lower the option price or the SAR Grant Value below 100% of fair market value on the grant date; (iii) remove the prohibition on repricing set forth in the Plan; or (iv) require stockholder approval as a matter of law or under rules of the NYSE. However, termination or amendment of the Plan may not adversely affect the rights of any participant, without his or her consent, with respect to Awards previously granted under the Plan.

Federal Income Tax Consequences

      The following summary constitutes a brief overview of the principal U.S. federal income tax consequences relating to Awards that may be granted under the Plan based upon current tax laws. This summary is not intended to be exhaustive and does not describe state, local, or foreign tax consequences.

      Non-Qualified Stock Options. In the case of a non-qualified stock option, an optionee generally will not be taxed upon the grant of an option. Rather, at the time of exercise of such non-qualified stock option (and in the case of an untimely exercise of an ISO), the optionee will generally recognize ordinary income for federal income tax purposes in an amount equal to the excess of the then fair market value of the shares purchased over the purchase price. The Company will generally be entitled to a tax deduction at the time and in the amount that the optionee recognizes ordinary income.

      Incentive Stock Options. In the case of an ISO, an optionee will generally be in receipt of taxable income upon the disposition of the shares acquired upon exercise of the ISO, rather than upon the grant of the ISO or upon its timely exercise. If certain holding period requirements have been satisfied with respect to outstanding shares so acquired, taxable income will constitute long-term capital gain and the Company will not be entitled to a tax deduction. The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to non-qualified stock options. The amount by which the fair market value of the Stock on the exercise date of an ISO exceeds the option price will generally be an item of tax preference for purposes of the “alternative minimum tax” imposed by Section 55 of the Code.

      Exercise with Shares. An optionee who pays the purchase price upon exercise of an option, in whole or in part, by delivering already owned shares of Dana Stock will generally not recognize gain or loss on the shares surrendered at the time of such delivery, except under certain circumstances relating to ISOs. Rather, such gain or loss recognition will generally occur upon disposition of the shares acquired in substitution for the shares surrendered.

      SARs. A grant of SARs has no federal income tax consequences at the time of grant. Upon the exercise of SARs, the value of the shares and cash received is generally taxable to the grantee as ordinary income, and the Company generally will be entitled to a corresponding tax deduction.

      Restricted Stock. Generally, the grant of restricted stock has no federal income tax consequences at the time of grant. Rather, at the time the shares are no longer subject to a substantial risk of forfeiture (as defined in the Code), the grantee will recognize ordinary income in an amount equal to the fair market value of such shares. A grantee may, however, elect to be taxed at the time of the grant. The Company generally will be entitled to a tax deduction at the time and in the amount that the grantee recognizes ordinary income.

      Performance Stock Awards. In general, no taxable income is realized by a participant in the Plan upon the grant of a Performance Stock Award. Such grantee generally would include in ordinary income any cash, and the fair market value of any shares of Stock, paid to him pursuant to such Award at the time of payment. The Company generally will be entitled to a tax deduction at the time and in the amount that the grantee recognizes ordinary income.

      Stock Unit Awards. In general, no taxable income is realized by a participant in the Plan upon the grant of a Stock Unit Award. Such participant generally would include in ordinary income the fair market value of the award of Stock at the time shares of Stock are delivered to the participant. The Company generally will be entitled to a tax deduction at the time and in the amount that the grantee recognizes ordinary income.

      Performance Units. In general, no taxable income is realized by a participant in the Plan upon the grant of Performance Units. At the time of payment with respect to Performance Units, such participant generally would include in ordinary income the dollar amount received with respect to the Performance Units and/or the fair market value of the shares of Stock delivered to the participant. The Company generally will be entitled to a tax deduction with respect to the amounts paid at the time that the participant recognizes ordinary income.

      Payroll Taxes. In addition to ordinary income tax, amounts that are treated as wages will be subject to payroll tax and withholding by the Company.

Benefits Under the Plan

      Because participation in the Plan and the amount and terms of Awards under the Plan are at the discretion of the Committee (subject to the terms of the Plan), and because Performance Goals may vary from Award to Award and from grantee to grantee, benefits under the Plan are not presently determinable. Compensation paid and other benefits granted to named executive officers of the Company for the 2002 year are set forth in the Summary Compensation Table. If the Plan (as amended and restated) had been in effect in 2002, the persons and groups shown in the following table would have received the number of stock options shown below, which are the same number of stock options as were actually granted to the persons and groups in 2002 under the 1997 Plan as currently in effect. No other stock-based awards would have been granted under the Plan in 2002 had the Plan been in effect in 2002.

Number of
Name	Options

Mr. Magliochetti	250,000
Mr. Carroll	55,000
Mr. Franklin	55,000
Mr. Richter	55,000
Mr. Cole	40,000
Current Executive Officers as a Group (8 Persons)	543,000
Employees in 2002 (Excluding Current Executive Officers)	2,618,850

Approval of the Dana Corporation Amended and Restated Stock Incentive Plan

      The Board of Directors unanimously recommends that the stockholders vote “FOR” approval of the Plan. Approval of this Item 2 requires the affirmative vote of a majority of votes cast by stockholders entitled to vote on the Proposal, assuming that the votes cast on the Proposal represent at least a majority of the number of shares of Stock outstanding. In determining the number of votes cast on this Item, abstentions and votes that are withheld will not be counted. Under the existing NYSE rules, with respect to this Item brokers may vote the shares they hold on behalf of the beneficial owners without instructions from the beneficial owners. Therefore, there would be no “broker non-votes” on this Proposal. Under proposed NYSE rules that may be made effective prior to the Annual Meeting, this Proposal would be considered a “non-discretionary item” whereby brokerage firms would not be permitted to vote in their discretion on behalf of beneficial owners if such beneficial owners had not furnished voting instructions. If that rule change did take effect before, and was applicable to, the Annual Meeting, abstentions and such broker “non-votes” would be considered in determining the presence of a quorum at the meeting but would not be counted as a vote cast on the Proposal. Because the required vote of stockholders to approve the Proposal is based upon the total number of votes cast, the failure to submit a proxy card or vote in person, the abstention from voting and, if the NYSE rule is changed, any broker “non-vote” could, depending on the number of votes cast, have the same effect as a vote against the Proposal.

      If the stockholders do not approve this Plan Proposal, the current 1997 Plan will remain in effect with respect to the remainder of the previously authorized shares as will the current Stock Award Plan. The 1999 Restricted Stock Plan will remain in effect whether or not stockholders approve the Plan.

ITEM 3 — PROPOSAL TO APPROVE THE

DANA CORPORATION DIRECTOR DEFERRED FEE PLAN,
AS AMENDED AND RESTATED

      Since 1973, Dana has maintained successive deferred fee plans for non-employee directors of the Company. The purposes of the deferred fee plan are to attract and retain qualified individuals to serve as directors of the Company and to encourage and enhance ownership of Dana Stock Units by these individuals. The current Dana Corporation Director Deferred Fee Plan (the “Deferred Fee Plan”) was approved by Dana’s stockholders in 1997. Under this Deferred Fee Plan, 55,000 shares of Dana Stock are authorized for issuance, of which 47,587 shares remained available for issuance as of December 31, 2002. Although 101,170 Stock Units have been credited to director Stock Accounts under the Deferred Fee Plan, it is not currently known how many of these Stock Units will be distributed in the form of Stock, since distributions of amounts credited to directors’ stock accounts may be made in cash or Stock.

      Subject to stockholder approval of this proposal, the Deferred Fee Plan has been amended to increase the annual credits of Stock Units under the plan from 300 Stock Units for each non-employee director to 800 Stock Units beginning in April 2003. This increase will help Dana to maintain a competitive compensation program for its non-employee directors and will also provide these directors with incentive compensation that aligns their interests with those of Dana’s stockholders.

      The Board believes that an increase in authorized shares is necessary at this time to allow Dana to continue, without interruption, to allow non-employee directors to defer their director’s fees for later distribution as shares of Stock; to cover anticipated distributions in Stock that may be made under the Deferred Fee Plan in the next several years upon the retirement of participating directors; and to accommodate the increase in annual Stock Unit credits to our directors as discussed above. By allowing non-employee directors to receive distributions under the Deferred Fee Plan in the form of Stock, these directors are provided with incentive compensation that aligns their interests with those of Dana’s stockholders. In order to continue to give the Committee flexibility to accomplish its compensation objectives, the Board adopted on February 11, 2003, and is submitting to stockholders for approval, an amended and restated Plan (the “Restated Plan”) that would authorize 200,000 additional shares of Dana Stock for issuance under the Plan. With this increase, the pool available for future issuance will be 247,587 shares, consisting of the 47,587 shares that are currently available for issuance under the Plan, plus the additional 200,000 shares for which stockholder approval is currently being sought. The market value of the 200,000 additional shares for which authorization is sought under the Plan was $2,352,000 on December 31, 2002, based on the closing price ($11.76) per share of the Stock on that day as reported on “The New York Stock Exchange — Composite Transactions” published in The Wall Street Journal.

Principal Features of the Restated Plan

      The following summary of the principal features of the Restated Plan is qualified in its entirety by reference to Exhibit C to this Proxy Statement.

      Name of Plan. The name of the Restated Plan will continue to be the “Dana Corporation Director Deferred Fee Plan.”

      Administration. The Compensation Committee of the Board of Directors (the “Committee”) administers the Restated Plan. The members of the Committee are outside directors who qualify as “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act and “outside directors” for purposes of Section 162(m) of the Code.

      Effective Date. The Restated Plan will become effective April 2, 2003, if approved by the stockholders.

      Shares of Stock Authorized Under the Restated Plan. An aggregate of 255,000 shares will be authorized for issuance under the Restated Plan, subject to adjustment in the event of a stock dividend, stock split, recapitalization, reorganization, merger, consolidation, or similar transaction. This consists of the 55,000 shares authorized for issuance in 1997 under the Deferred Fee Plan, plus an additional 200,000 shares for which stockholder approval is currently being sought. As of December 31, 2002, a total of 47,587 shares of Stock was still available for issuance under the Deferred Fee Plan from the initial pool of 55,000 shares. Thus, if stockholders approve this Proposal, the pool of shares available for future issuance under the Restated Plan will be 247,587 shares. When shares of Stock (but not cash) are distributed to Directors upon their death, retirement from the Board, or termination of service as a Director, the number of shares available for future issuance under the Plan will be decreased accordingly.

      Eligibility. Non-employee directors of the Company automatically participate in the Plan.

      Payments and Deferrals. Under the Restated Plan, directors’ fees and retainers, paid to Dana directors who are not employees of the Company, may be deferred in either of two ways. A director may elect to have his compensation credited to a Stock Account and converted four times each year into a number of “units” (“Units”) equal to the maximum number of whole shares of the Company’s Stock that could have been purchased with the dollar amount credited to the Account, assuming a purchase price per share equal to the average of the last reported daily sales prices for shares of such Stock on the New York Stock Exchange-Composite Transactions Index on each trading day during the last full month preceding the date of conversion. Whenever cash dividends are paid on Dana’s Stock, each Stock Account is credited with additional Units equal to the number of shares that could have been purchased if a cash dividend had been paid on the number of Units currently in the Account.

      A director may also elect to have all or a portion of his deferred fees credited to an Interest Equivalent Account established for him by the Company. Any accrued dollar balance in such Account is credited four times each year with amounts equivalent to interest. Amounts credited to a director’s Interest Equivalent Account, including amounts equivalent to interest, continue to accrue amounts equivalent to interest until distributed. The rate of interest used for this purpose is the quoted and published interest rate for prime commercial loans by JP Morgan Chase Bank in New York, New York on the last business day of the immediately preceding year.

      Each director may, during the five-year period following his retirement or termination of service as a director, elect to convert all or any percentage of the Units credited to his Stock Account into an equivalent dollar balance in the Interest Equivalent Account. For valuation purposes, each Unit so converted holds an assumed value equal to the average of the last reported daily sales prices for shares of the Company’s Stock on the New York Stock Exchange-Composite Transactions Index on each trading day during the last full calendar month preceding the effective date of conversion, and the Units credited to such Stock Account are reduced by the number of Units so converted. Units contain anti-dilution protection designed to cover, among other things, stock splits and stock dividends. In the event of a change of control (as defined in the Restated Plan), each director who has amounts credited under the Restated Plan would receive a lump-sum payment equal to the value of his Accounts under the Restated Plan.

      Annual Stock Units Crediting. Non-employee directors also currently receive an annual crediting of 300 Units under the Deferred Fee Plan. If stockholders approve this Proposal, the number of Units that will be credited annually to each non-employee director’s Stock Account under the Restated Plan will be increased from 300 to 800 Units, beginning in April 2003.

      Distributions. Upon retirement, termination of service, or death, each director (or his estate, as the case may be) having Units or Interest Equivalent amounts in his Accounts, will receive the value of such Accounts in cash, or in Stock, or in a combination of cash and Stock, and in annual installments or in a lump sum. How Account amounts will be distributed, and the number of installments to be made, are solely in the discretion of the Committee.

      Termination or Amendment of the Restated Plan. The Board may, at any time, modify, amend, suspend, or terminate the Restated Plan, provided that no such action shall affect fees deferred (or Units or Interest Equivalent amounts credited) prior to the action taken, without the consent of the director who elected to defer the fees. In addition, if stockholder approval is required with respect to any amendment under applicable law, rule or regulation, such amendment shall not become effective until the requisite stockholder approval is obtained.

Federal Income Tax Consequences

      If a non-employee director makes a valid and timely election to defer his fees and have them credited to a Restated Plan Account, he will not recognize income at the time of the deferral. The non-employee director will not recognize income for federal income tax purposes until he actually receives cash or shares of Stock, at which time he will recognize ordinary income (and Dana will be entitled to a corresponding deduction) equal to the amount of the cash distribution or the fair market value of the Stock distribution.

Benefits under the Restated Plan

      As of December 31, 2002, eight non-employee directors of Dana had an aggregate of 82,082 Stock Units credited to their Stock Accounts under the Deferred Fee Plan, with a market value of $965,284 as of that date.

In addition, 2 non-employee directors had an aggregate of $305,066 credited to their Interest Equivalent Accounts. If stockholders approve this Proposal, each non-employee director will receive an annual credit of 800 Stock Units under the Restated Plan, beginning in April 2003. The value of these 800 Stock Units was $9,408 per non-employee director, at December 31, 2002, based on the closing price of $11.76 for Dana Stock as reported on The New York Stock Exchange-Composite Transactions published in The Wall Street Journal.

Approval of the Dana Corporation Director Deferred Fee Plan, as Amended and Restated

      The Board of Directors unanimously recommends that the stockholders vote “FOR” approval of the amended and restated Dana Corporation Director Deferred Fee Plan. Approval of this Item 3 requires the affirmative vote of a majority of votes cast by stockholders entitled to vote on the Proposal, assuming that the votes cast on the Proposal represent at least a majority of the number of shares of Stock outstanding. In determining the number of votes cast on this Item, abstentions and votes that are withheld will not be counted. Under the existing NYSE rules, with respect to this Item brokers may vote the shares they hold on behalf of the beneficial owners without instructions from the beneficial owners. Therefore, there would be no “broker non-votes” on this Item. Under proposed NYSE rules that may be made effective prior to the Annual Meeting, this Proposal would be considered a “non-discretionary item” whereby brokerage firms would not be permitted to vote in their discretion on behalf of beneficial owners if such beneficial owners had not furnished voting instructions. If that rule change did take effect before, and was applicable to, the Annual Meeting, abstentions and such broker “non-votes” would be considered in determining the presence of a quorum at the meeting but would not be counted as a vote cast on the Proposal. Because the required vote of stockholders to approve the Proposal is based upon the total number of votes cast, the failure to submit a proxy card or vote in person, the abstention from voting and, if the NYSE rule is changed, any broker “non-vote” could, depending on the number of votes cast, have the same effect as a vote against the Proposal.

      If the stockholders do not approve the Restated Plan, the current Director Deferred Fee Plan will remain in effect with respect to the remainder of the previously authorized shares.

EQUITY COMPENSATION PLAN INFORMATION

      The following table gives information as of December 31, 2002, about Dana Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans (together, the “Equity Plans”). The table does not include the 5,000,000 additional shares proposed to be authorized under the Dana Corporation Amended and Restated Stock Incentive Plan or the 200,000 additional shares proposed to be authorized under the Dana Corporation Directors Deferred Fee Plan, for which stockholder approval is currently being sought.

	Equity Compensation Plan Information

			(c)
	(a)		Number of securities remaining
	Number of securities to be	(b)	available for future issuance
	issued upon exercise of	Weighted average exercise price	under equity compensation
	outstanding options, warrants	of outstanding options, warrants	plans (excluding securities
Plan Category	and rights	and rights	reflected in column (a))

Equity Plans approved by security holders	17,758,007 (1)	$30.1780	7,744,392 (2)
Equity Plans not approved by security holders	-0-	N/A	58,530 (3)

Total	17,758,007	$30.1780	7,802,922

(1)	This number includes options outstanding at December 31, 2002, under Dana’s 1997 Stock Option Plan and 1993 and 1998 Directors Stock Option Plans and under the Echlin Inc. 1992 Stock Option Plan and 1996 Non-Executive Director Stock Option Plans. The number shown does not include: (a) 232,819 restricted stock units or “RSUs” that are outstanding under Dana’s 1989 Restricted Stock Plan, which has been approved by the Company’s stockholders; (b) 473,902 stock “units” credited to participants’ stock accounts under the Company’s stockholder-approved Additional Compensation Plan, representing deferred compensation that may be distributed in the form of Stock when a participant terminates employment; and (c) 101,170 stock “units” credited to non-employee directors’ stock accounts under the Company’s stockholder- approved Director Deferred Fee Plan, representing deferred fees that may be distributed in the form of Stock when the director retires or terminates service with Dana.

(2)	This number includes the aggregate number of shares of Stock that remain available for future issuance, at December 31, 2002, under all of our stockholder approved Equity Plans. This includes 890,014 shares available under the Dana’s 1999 Restricted Stock Plan which provides for the grant of restricted stock, 458,093 shares available (as dividend equivalents to be credited on restricted stock awards previously granted) under Dana’s 1989 Restricted Stock Plan, and 1,467,612 shares available under the 1997 Stock Option Plan. It also includes 326,086 shares available for future issuance under the Additional Compensation Plan; 55,000 shares available under the 1998 Directors’ Stock Option Plan; 47,587 shares available under the Director Deferred Fee Plan, and 4,500,000 shares of Stock that may be issued under Dana’s Employees’ Stock Purchase Plan (the “ESPP”) for sale to the ESPP Custodian. To date, all shares allocated to participants’ accounts under the ESPP have been obtained by the Custodian by the purchase of outstanding shares on the open market.

(3)	This is the number of shares available for issuance at December 31, 2002 under our Stock Award Plan, the only Equity Plan that has not been approved by our stockholders. As described elsewhere in this Proxy Statement, a pool of 100,000 shares of Stock is authorized for issuance under this Plan annually, with no carry-over of unissued shares. Consequently, at December 31, 2002, there were 58,530 shares available for future issuance under this Plan in 2002 (i.e., not issued in 2002) and at January 1, 2003, there were 100,000 shares available for issuance under the Plan in 2003. This Plan is proposed to be terminated as part of Proposal 2 relating to the Stock Incentive Plan at the 2003 Annual Meeting. A description of the material features of this Plan appears in this Proxy Statement under the caption “Proposal to Adopt the Dana Corporation Amended and Restated Stock Incentive Plan.”

ITEM 4 — RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

      The Audit Committee has selected PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as Dana’s independent accountants for the fiscal year ending December 31, 2003 and recommends ratification of such selection by the stockholders at the 2003 Annual Meeting. Representatives of the firm are not expected to be present at the Annual Meeting.

Audit Fees

      Fees paid to PricewaterhouseCoopers for the audit of Dana’s financial statements for the fiscal year ended December 31, 2002 and reviews of the financial statements included in Dana’s quarterly reports on Form 10-Q for 2002 were $5.1 million.

Financial Information Systems Design and Implementation Services

      Fees paid to PricewaterhouseCoopers in 2002 for financial information systems design and implementation services were $400,000.

All Other Fees

      PricewaterhouseCoopers performs certain audit-related services, and is one of a number of tax and actuarial services providers used by the Company. All other fees for PricewaterhouseCoopers’ services for the fiscal year ended December 31, 2002 were $16.4 million. The principal categories of services and related fees (stated in millions of dollars) were as follows:

Audits in connection with divestitures, joint venture and debt agreements	$3.0

Financial due diligence related to acquisitions and divestitures	2.6

Employee benefit plan audits	0.4

Assistance with financial accounting and reporting matters	0.2

Securities Act filings and registrations	0.2

Tax attestation in non-US jurisdictions	0.2

Total Audit-Related Fees	6.6

Tax compliance and tax planning services	6.6

Actuarial compliance and consulting services	3.1

Other	0.1

Total All Other Fees	$16.4

Audit Committee Actions

      The Audit Committee has considered whether the provision of the above services is compatible with maintaining the independence of PricewaterhouseCoopers.

      In October 2002, the Audit Committee adopted a policy regarding services by the independent accountants. The policy defines audit and audit-related services which may be performed by the independent accountants and non-audit services which either may not be performed or which require the Committee’s prior approval. Under this policy, the Committee will approve in advance an annual budget for fees for the audit, audit-related and permitted non-audit services to be provided to Dana and its consolidated subsidiaries by the independent accountants. Any additional non-audit services and any fees for services exceeding the pre-approved fees must be submitted to the Committee for specific approval. Management will monitor the services rendered and the fees paid for the audit, audit-related and non-audit services and report to the Committee quarterly on these matters, including expenditures compared to budget.

      The Board of Directors unanimously recommends a vote “FOR” the proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2003. Approval of this Item 4 requires that the votes cast in favor of the matter exceed the votes cast opposing the matter. In determining the number of votes cast on this Item, abstentions and any broker “non-votes” will not be counted.

OTHER INFORMATION

Multiple Stockholders Sharing the Same Address

      In accordance with a notice sent to certain stockholders who share a single address, we are sending only one Annual Report and Notice of Meeting and Proxy Statement to that address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate Annual Report or Notice of Meeting and Proxy Statement in the future, he may telephone Dana’s Director of Investor Relations at 419-535-4635 or write to him at Dana Corporation, P.O. Box 1000, Toledo, Ohio 43697. Stockholders who are now receiving multiple copies of our Annual Report and Notice of Meeting and Proxy Statement, can request householding by contacting Dana’s Director of Investor Relations in the same manner.

Expenses of Proxy Solicitation

      Dana will pay the cost of soliciting proxies for the Annual Meeting. The Company’s directors, officers and employees may solicit proxies by telephone, e-mail, facsimile, telegram or personal meeting. Dana has also engaged D. F. King & Co., Inc., a professional proxy solicitation firm, to provide customary solicitation services for a fee of $12,000, plus expenses. Upon request, Dana will pay the reasonable expenses of brokers, dealers, banks, voting trustees, and their nominees who are holders of record of Dana Stock on the record date, for completing the mailing of the Annual Report, this Notice of Meeting and Proxy Statement, and the enclosed proxy to the beneficial owners of such shares.

Voting of Proxies

      All shares of Stock represented by properly executed and delivered proxies will be voted in accordance with the directions of the stockholders giving the proxies. If no directions are given, such proxies will be voted FOR the election of the director-nominees named in this Proxy Statement; FOR the Dana Corporation Amended and Restated Stock Incentive Plan; FOR the Dana Corporation Director Deferred Fee Plan, as amended and restated; and FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants. If any named director-nominee becomes unavailable for election for any reason, the proxies will be voted for any substitute nominee who is recommended by the Board. If any other business not set forth in the Notice of Meeting should properly come before the Annual Meeting, the proxy holders will have discretionary authority to vote your shares with respect to such matters in accordance with their best judgment.

Stockholder Proposals

      Stockholder proposals will be considered for inclusion in the Proxy Statement for the 2004 Annual Meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if they are received by the Secretary of the Company on or before November 5, 2003. In connection with the 2004 Annual Meeting, in order for proposals of stockholders made outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Secretary not later than January 2, 2004. Proposals and notices of intention to present proposals at the 2004 Annual Meeting should be addressed to Michael L. DeBacker, Secretary, Dana Corporation, P.O. Box 1000, Toledo, Ohio 43697.

By Order of the Board of Directors,

Michael L. DeBacker
Secretary

March 5, 2003

Please vote, either by phone or by signing and returning the enclosed proxy today, to save Dana the expense of additional solicitation.

EXHIBIT A

AUDIT COMMITTEE CHARTER

Purpose. The Audit Committee shall appoint Dana’s independent accountants and monitor the firm’s performance and shall assist the Board in its oversight of Dana’s internal audit function, the integrity of Dana’s financial statements and Dana’s compliance with legal and regulatory requirements.

Organization. The Committee shall have at least three members, including the Chairman, who are appointed by the Board. All members shall be outside directors and shall meet such independence and expertise requirements as are applicable under U.S. law and the rules of the Securities and Exchange Commission (SEC) and the New York Stock Exchange. The Board shall determine at its annual organizational meeting, when it appoints the Committee members, whether one or more of them are “audit committee financial experts” as defined in SEC rules.

Responsibilities. The Committee shall have the following responsibilities:

          Independent Accountants

•	To appoint the independent accountants (subject to shareholder ratification at the annual meeting), to evaluate the performance of the firm (which shall report directly to the Committee) taking into account the opinions of management and the internal auditors and including an evaluation of the firm’s lead partner, and, at the Committee’s sole discretion, to replace the firm at any time;

•	To pre-approve the audit, audit-related and non-audit services to be provided by the independent accountants and the fees to be paid for those services;

•	To receive from the independent accountants annual written reports, consistent with Independence Standards Board Standard No. 1, regarding relationships between the firm and its related entities and Dana and the firm’s independence, to discuss such reports with the firm, and, if deemed appropriate by the Committee, to recommend that the Board take appropriate action to satisfy itself of the firm’s independence; and

•	To receive from the independent accountants annual written reports describing the firm’s internal quality control procedures and any material issues raised by its most recent internal quality control review or peer review or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting any independent audits performed by the firm and any steps taken to deal with any such issues, and to discuss such reports with the firm.

          Financial Statements and Internal Controls

•	To discuss earnings releases and announcements, as well as financial information and earnings guidance provided to analysts and rating agencies;

•	To review with management and the independent accountants any significant disagreements with respect to the annual and quarterly financial statements and to intervene, if it chooses to do so, to resolve such disagreements;

•	To review with the independent accountants and senior internal auditing executive the planning and staffing of the annual audit, the critical accounting policies and practices to be used, any alternative treatments of financial information within generally accepted accounting principles that have been discussed with management (including the ramifications of the use of such alternative treatments and the treatment preferred by the independent accountants), and other material written communications between management and the independent accountants;

•	To review with the independent accountants, senior internal auditing executive, and management the annual and quarterly financial statements, including the disclosures made in “Management’s

Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing. Each review will include any major issues regarding accounting and auditing principles and practices, any significant changes in the selection or application of accounting principles, any analyses prepared by management or the independent accountants regarding any significant financial reporting issues and judgments made in connection with preparation of the financial statements, the effect of regulatory and accounting initiatives and any off-balance sheet structures on the financial statements, the adequacy of internal controls that could significantly affect the financial statements and any special audit steps adopted in light of any significant control deficiencies, and any recommendations by the independent accountants relating to the financial statements and management’s responses to such recommendations;

•	To review with the independent accountants any problems or difficulties encountered in the course of the annual audit, including any restrictions on the scope of activities or access to required information and any changes required in the planned scope of the audit;

•	To review Dana’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including significant issues relating to contingent liabilities, taxes, and insurance programs;

•	To discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the annual audit;

•	To review the responsibilities, budget and staffing of the internal audit function, including the appointment and replacement of the senior internal auditing executive;

•	To review with the independent accountants, senior internal auditing executive, and management any significant findings apart from the annual audit; and

•	To obtain from the independent accountants assurances that Section 10A of the Securities Exchange Act relating to possible illegal acts affecting the financial statements has not been invoked.

          General

•	To meet at least annually with management, the senior internal auditing executive, and the independent accountants in separate executive sessions;

•	To prepare the Audit Committee report required by the rules of the SEC to be included in Dana’s annual proxy statement and to recommend that the annual audited financial statements be included in Dana’s annual report on Form 10-K;

•	To establish procedures for the receipt, retention and treatment of complaints received by Dana regarding accounting, internal controls or auditing matters, including the confidential and anonymous submission by employees of concerns about questionable accounting or auditing matters;

•	To establish policies for hiring employees and former employees of the independent accountants;

•	To review and reassess the performance of this Committee and the adequacy of this Charter annually and to recommend any proposed changes to the Board, and

•	To report its activities to the Board regularly.

Compliance. The Committee shall assist the Board as requested in monitoring Dana’s compliance with applicable laws and regulations and with Dana’s Standards of Business Conduct. The Committee shall review with management and the General Counsel legal matters that may have a material impact on Dana’s financial condition or compliance policies and material reports or inquiries received from regulators or governmental agencies and, as appropriate, shall make reports and recommendations to the Board.

Outside Advisors. The Committee may, at Dana’s expense and without Board approval, retain outside advisors to assist it in performing its functions, approve the advisors’ fees and other terms of engagement, and terminate the advisors at its sole discretion. The Committee may request any officer or employee of Dana, the independent accountants or Dana’s outside counsel to attend any Committee meeting or to meet with any of the Committee’s members or advisors.

Authority. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits, determine that Dana’s financial statements are complete and accurate and in accordance with generally accepted accounting principles, conduct investigations, or resolve any disagreements between management and the independent accountants.

Adopted February 11, 2003

EXHIBIT B
2/11/03

DANA CORPORATION AMENDED AND RESTATED STOCK INCENTIVE PLAN

      Dana Corporation, a corporation organized and existing under the laws of the Commonwealth of Virginia (the “Corporation”), has established the Dana Corporation 1997 Stock Option Plan, hereby amended and restated and re-named the Dana Corporation Amended and Restated Stock Incentive Plan (the “Plan”), for employees of the Corporation and its Subsidiaries.

      SECTION 1. Purpose. The purposes of the Plan are to (a) secure for the Corporation and its stockholders the benefits of incentive inherent in stock ownership in the Corporation by key employees of the Corporation and its Subsidiaries, who are largely responsible for its future growth and continued success, (b) provide long-term incentive compensation opportunities that are competitive with those of other similar companies, (c) attract and retain qualified employees who are eligible to participate in the Plan, and (d) further align the interests of eligible employees with those of the Corporation’s stockholders through long-term incentive compensation that is based on the Corporation’s Stock; and thereby promote the long-term financial interests of the Corporation and its Subsidiaries.

      SECTION 2. Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below.

      “Act of Special Service” shall mean any act, which a Strategic Business Unit President, Regional President, Division General Manager, or Corporate Office Department Head determines is so substantial and exceptional as to make the Eligible Employee eligible for a Stock Award as described in Section 7 of the Plan. In making such a determination, the following criteria shall be considered:

(a)	that the Eligible Employee has contributed in a substantial degree to the success of the Corporation by suggesting or implementing significant cost-saving measures or productivity improvements that improve the quality of the Corporation’s products or services; and

(b)	the efforts of the Eligible Employee substantially exceed what would normally be expected of the person recommended for the award, given his or her job responsibilities.

      “Assets” shall mean the total assets of the Corporation.

      “Average Assets” shall mean the aggregate sum of the Corporation’s Assets as of the end of the prior Year and as of the end of each quarter of the current Year, divided by five.

      Average Invested Capital” shall mean the aggregate sum of the Corporation’s Invested Capital (as defined below) as of the end of the prior Year and as of the end of each quarter of the current Year, divided by five.

      “Award” shall mean a stock option, Stock Appreciation Right, Stock Award, Restricted Stock Award, Performance Stock Award, Performance Unit, Stock Unit Award, or Other Stock-Based Award granted under the Plan.

      “Beginning Shareholders’ Equity” shall mean the shareholders’ equity of the Corporation as reported to shareholders at the end of the prior Year.

      “Board” shall mean the Board of Directors of the Corporation.

      “Change in Control of the Corporation” shall mean the first to occur of any of the following events:

(a)	any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of the combined voting power of the Corporation’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (1) of paragraph (c) below; or

(b)	the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on December 31, 2002, constitute the Board and any new director whose appointment or election by the Board or nomination for election by the Corporation’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on December 31, 2002 or whose appointment, election or nomination for election was previously so approved or recommended. For purposes of the preceding sentence, any director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation, shall not be treated as having received the requisite approval or recommendation; or

(c)	there is consummated a merger, consolidation, share exchange or similar corporate transaction involving the Corporation or any direct or indirect Subsidiary of the Corporation with any other corporation, other than (1) a transaction which would result in the voting securities of the Corporation outstanding immediately prior to such transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the ultimate parent thereof) at least 50% of the combined voting power of the securities of the Corporation or such surviving entity or the ultimate parent thereof outstanding immediately after such transaction, or (2) a transaction effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of the combined voting power of the Corporation’s then outstanding securities; or

(d)	the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

      For purposes of this “Change in Control of the Corporation” definition, the following terms shall have the following meanings:

“Affiliate” shall mean a corporation or other entity which is not a Subsidiary and which directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Corporation. For the purpose of this definition, the terms “control”, “controls” and “controlled” mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a corporation or other entity, whether through the ownership of voting securities, by contract, or otherwise.

“Beneficial Owner” or “Beneficially Owned” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

“Subsidiary” shall mean a corporation or other entity, of which 50% or more of the voting securities or other equity interests is owned directly, or indirectly through one or more intermediaries, by the Corporation.

      “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

      “Committee” shall mean the Compensation Committee of the Board whose members shall be (a) “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended; and (b) “outside directors” within the meaning of Section 162(m) of the Code.

      “Earnings Before Interest and Taxes” or “EBIT” shall mean the sum of (a) Net Income, (b) minority interest in the net income of consolidated subsidiaries, (c) estimated taxes on income, and (d) interest expense.

      “Earnings Per Share” shall mean the Net Income for the Year divided by the average number of shares of Stock outstanding (calculated on a fully diluted basis) for such Year, subject to adjustment as set forth in Section 10.

      “Eligible Employee” for purposes of determining who shall be eligible to receive a Stock Award pursuant to Section 7 shall mean any full-time employee of the Corporation or its Subsidiaries, other than a current member of the Corporation’s World Operating Committee. Any authorized temporary absence from active employment without pay by reason of short-term disability, layoff, vacation, military leave or other authorized leave of absence will not affect the eligibility of any Eligible Employee under Section 7.

      “Fair Market Value” shall mean, as applied to a specified date, the mean between the highest and lowest prices of a share of Stock as reported on the New York Stock Exchange-Composite Transactions published in The Wall Street Journal for such date; provided, however, that in the case of an ISO or a SAR related to an ISO, if any of the foregoing methods of determining fair market value should be inconsistent with any ruling or regulation of the United States Treasury Department applicable to ISOs, fair market value shall be determined by the Committee in a manner consistent with such rulings or regulations, and shall mean the value as so determined.

      “Incentive Stock Option” or “ISO” shall mean an option granted under the Plan and in conformity with the requirements of Section 422(b) of the Code, to purchase shares of Stock

      “Invested Capital” shall mean the aggregate sum of the Corporation’s notes payable, long-term debt and shareholders’ equity.

      “Net Income” shall mean the annual profits, after taxes, of the Corporation.

      “Non-ISO Option” shall mean an option granted under the Plan to purchase shares of Stock, other than an Incentive Stock Option.

      “Other Stock-Based Awards” shall have the meaning set forth in Section 8.1 of the Plan.

      “Option Agreement” shall mean the agreement entered into between the Corporation and an Optionee evidencing the grant of an option to purchase shares of Stock or SARs under the Plan.

      “Option Certificate” shall mean a certificate issued by the Corporation evidencing the grant of an option to purchase shares of Stock or SARs under the Plan.

      “Optionee” shall mean an individual who has been granted an option to purchase shares of Stock or a SAR under the Plan.

      “Parent” shall mean a parent corporation of the Corporation as defined in Section 424(e) of the Code.

      “Participant” shall mean an employee who has been granted an Award under the Plan, including an Optionee.

      “Performance Stock Award” shall mean a right granted under the Plan to receive shares of Stock or their cash equivalent which is contingent on the achievement of performance or other objectives established by the Committee during a specified performance period.

      “Performance Unit” shall mean a unit granted pursuant to Section 8 of the Plan that has a pre-assigned target dollar value (unless otherwise determined by the Committee, $100 per unit). A Performance Unit shall entitle the recipient to receive, at the end of a specified performance period and based upon the extent to which the Corporation has achieved pre-established performance goals determined by the Committee, the actual dollar value of the Performance Units, either in cash, or by delivery of a number of shares of Stock determined by dividing such dollar value by the Fair Market Value of a share of Stock on the payment date, or in a combination of the foregoing.

      “Restricted Stock Award” shall mean shares of Stock granted under the Plan subject to certain restrictions determined by the Committee pursuant to Section 8 which may include performance criteria set forth in Section 8.2(b).

      “Return on Average Assets” shall mean the percent return determined by dividing Net Income for the Year by Average Assets.

      “Return on Beginning Shareholders’ Equity” shall mean the percent return determined by dividing Net Income by Beginning Shareholders’ Equity.

      “Return on Invested Capital” shall mean the percent return determined by dividing the sum of (a) Net Income plus (b) the Corporation’s interest expense, on an after-tax basis (using the effective annual tax rate) for the Year, by the Corporation’s Average Invested Capital.

      “Return on Sales” shall mean the percent return determined by dividing Net Income for the Year by the net sales of the Corporation for such Year.

      “SAR Grant Value” shall mean, as applied to a SAR granted independent of an option, such amount, which shall not be less than and may be greater than, 100% of the Fair Market Value of one share of Stock on the date the SAR is granted, as shall be fixed by the Committee.

      “Stock” shall mean the common stock, par value $1 per share, of the Corporation.

      “Stock Appreciation Right” or “SAR” shall mean a stock appreciation right granted under Section 6.6 of the Plan, which is the right to receive cash or Stock, having a value on the date the SAR is exercised equal to: (a) the excess of the Fair Market Value of one share of Stock on the exercise date over (b) the SAR Grant Value.

      “Stock Award” shall mean an award of Stock granted pursuant to Section 7 of the Plan to an Eligible Employee, as defined herein.

      “Stock Unit Award” shall mean a right granted under the Plan to receive shares of Stock in the future contingent upon the satisfaction of conditions established by the Committee, which may include performance criteria set forth in Section 8.2(b).

      “Subsidiary” shall mean each corporation the financial results of which are consolidated with those of the Corporation for purposes of the statement of consolidated income included in the Corporation’s annual report to stockholders for the year to which the report applies, and each corporation in an unbroken chain of corporations beginning with the Corporation if, on the date as to which the term refers, each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than 50% of the total combined voting powers of all classes of stock in one of the other corporations in such chain, provided, however, that in the case of an ISO, the term “Subsidiary” shall mean any corporation that is a “subsidiary corporation,” as that term is defined in Section 424(f) of the Code, or any provisions that may hereafter be enacted in lieu thereof.

      “Year” shall mean a calendar year.

      SECTION 3. Administration.

      (a) Subject to the express provisions of the Plan, including, without limitation, the provisions of Section 7, the Committee shall administer the Plan, determine the persons to whom Awards shall be made, the nature and timing of Awards, the number of shares of Stock to be subject to each Award, the target value of Awards, if applicable, and shall determine the terms and conditions of all Awards granted under the Plan, including, without limitation, the purchase price of the shares of Stock covered by each option or Restricted

Stock Award, the SAR Grant Value of each SAR, when an option to purchase shares of Stock or SARs may be exercised and when, and under what conditions Awards will vest. The Committee may grant either ISOs or Non-ISO Options under the Plan. No option granted under the Plan shall constitute an ISO unless expressly so determined by the Committee and so stated in the related Option Agreement or Option Certificate. Only the Committee shall have the authority, in its discretion, to determine whether specific options granted pursuant to the Plan shall or shall not be subject to the limitations and provisions imposed by Section 422 of the Code in respect of ISOs, and to determine whether specific options granted pursuant to the Plan shall or shall not be intended or granted as ISOs or Non-ISO Options. The grant of an Award hereunder to any Participant shall not entitle such person to a grant of any other Awards.

      (b) Subject to the express provisions of the Plan, the Committee shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to it, prescribe and amend the terms and provisions of Option Agreements, Option Certificates or other Award agreements (which need not be identical), and make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee shall have discretionary authority to interpret the Plan and to decide any and all matters arising hereunder, including but not limited to the right to remedy possible ambiguities, inconsistencies, or omissions by general rule or particular decision.

      (c) Any interpretation of the Plan by the Committee and any decision by it under the Plan shall be final and binding on all persons.

      SECTION 4. Shares Authorized for Issuance Under the Plan.

      4.1. Shares Authorized for Issuance. The total number of shares of Stock authorized for issue under the Plan is 28,850,000 (which consists of 24,200,000 shares previously authorized less 350,000 previously authorized shares which were subsequently reallocated for distribution under the Corporation’s Additional Compensation Plan, plus the 5,000,000 additional shares authorized by this amended and restated Plan, subject to approval of the Corporation’s stockholders at the Corporation’s 2003 Annual Meeting). Such number of shares is subject to adjustment upon changes in capitalization, as provided in Section 10 hereof. Any shares subject to a stock option, SAR or other Award that remain unissued, or which are forfeited, upon the cancellation, surrender, exchange, termination or expiration of such Award for any reason whatsoever shall again become available for the issuance of other Awards under the Plan. The grant of any Award which is denominated in shares at the time it is granted under the Plan will, at the time it is granted, decrease the number of shares available for future grants under the Plan, regardless of whether the Award is later exercised (or distributed or settled) in the form of stock or cash. If an Award that is denominated in cash at the time it is granted is later settled in Stock, the shares of Stock that are distributed in settlement of such Award will, at the time the Award is settled, decrease the number of shares that are available for future grants under the Plan. Shares of Stock that are issuable to a participant in the Plan but which are used to satisfy tax-withholding requirements will not again be available for future issuances under the Plan.

      4.2. Limits Applicable to Certain Awards. Subject to adjustment pursuant to Section 10, the total number of shares of Stock authorized for the issuance of Stock Awards pursuant to Section 7 of the Plan in any Year shall not exceed 100,000 shares (provided, that for calendar year 2003, such limit shall be reduced by the number of shares awarded in that year pursuant to the Company’s Employee Stock Award Plan). Subject to adjustment pursuant to Section 10, the total number of shares of Stock that may be authorized for issuance during the term of the Plan in connection with Awards made under Section 8 of the Plan shall not exceed 1,000,000 shares.

      4.3. Individual Limits.

      (a) The total number of shares of Stock subject to options or SARs awarded to any individual employee shall not exceed 1,000,000 shares during any Year in which the employee first becomes employed by the Corporation or a Subsidiary, or 500,000 shares in any other Year (in each case subject to adjustment as provided in Section 10).

      (b) In accordance with Section 7.3, no employee shall receive, during any Year, more than 1,000 shares of Stock subject to Stock Awards (subject to adjustment as provided in Section 10 hereof).

      (c) For any Year, the total number of shares of Stock subject to Awards (other than Performance Units) granted to any one individual under Section 8 of the Plan shall not exceed 100,000 shares (subject to adjustment as provided in Section 10 hereof).

      (d) The maximum dollar amount that may be paid to any one individual in respect of Performance Units granted under Section 8 of the Plan shall not exceed $750,000 times the number of Years in the performance period that is applicable to those Performance Units.

      SECTION 5. Eligibility for Participation. With respect to Awards other than Stock Awards under the Plan, any key employee of the Corporation or of any Subsidiary, including any such employee who is also a director of the Corporation or of any Subsidiary, whose judgment, initiative, and efforts contribute (or may be expected to contribute) materially to the successful performance of the Corporation or any Subsidiary, shall be eligible to receive an option to purchase shares of Stock under the Plan, a SAR or other Award under the Plan. The eligibility requirements relating to Stock Awards under the Plan are separately provided for in Section 7 of the Plan. In determining the employees to whom an Award, other than a Stock Award, shall be granted and the number of shares of Stock (or number of Performance Units) that may be granted pursuant to such an Award, the Committee shall take into account the duties of the respective employees, their present and potential contributions to the success of the Corporation or any Subsidiary, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. In no event, however, shall any employee who, at the time he would otherwise be granted an option to purchase shares of Stock, owns (within the meaning of Section 424(d) of the Code) Stock of the Corporation or any Subsidiary possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Subsidiary, be eligible to receive an ISO to purchase shares of Stock hereunder.

      SECTION 6. Option and Stock Appreciation Rights Awards.

      6.1. Option and SAR Price and Maximum Award. The price at which each share of Stock covered by each Non-ISO Option shall be purchased by an Optionee, and the SAR Grant Value of each SAR granted independent of an option, shall be established by the Committee, but in no event shall such price be less than 100% of the Fair Market Value of the Stock on the date the option is granted. In the case of any ISO granted under the Plan, (a) the exercise price may not be less than the Fair Market Value of the Stock on the date of grant; and (b) the aggregate Fair Market Value (determined at the time such option is granted) of the Stock with respect to which ISOs are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other Incentive Stock Option plans of the Corporation and any Parent or Subsidiary) shall not exceed $100,000.

      6.2. Terms of Options and SARs. The term of each ISO and Non-ISO Option to purchase shares of Stock and of each SAR shall be fixed by the Committee, but no such option or SAR shall be exercisable after the expiration of 10 years from the date of grant.

      6.3. Option Agreements and Certificates; Exercise of Options and SARs.

      (a) Each Optionee shall execute an Option Agreement or be issued an Option Certificate with respect to each grant of options and SARs. Through the Option Agreement or Option Certificate, the Optionee shall agree to remain in the service of the Corporation or a Subsidiary for a period of at least 1 year from the grant date of the options or SARs, except as otherwise provided in Section 6.5 with respect to retirement, death, or disability. Except as provided below, such period of service must be completed before the right to exercise such options or SARs will accrue. Subject to the provisions of Section 6.5 and to the terms of any employment contract between the Optionee and the Corporation or a Subsidiary, such service shall be at the pleasure of the Corporation or the Subsidiary, as it shall determine from time to time. Each option to purchase shares of Stock and each SAR granted in connection with an option under the Plan shall be exercisable for such number of shares and at such time or times, including periodic installments, as may be determined by the Committee at the time of the grant but, except as provided below and in Section 6.5, in no event shall any such option or SAR be exercisable within 1 year, or after 10 years, of the date of grant. Except as otherwise provided in the

Option Agreement or Option Certificate, during the foregoing exercise period, options to purchase shares of Stock and SARs shall be exercisable as follows:

(i) Twenty-five percent (25%) of the total number of shares originally covered by such option or right may be purchased or exercised after 1 year from the date it is granted;

(ii) Fifty percent (50%) of the total number of shares originally covered by such option or right may be purchased or exercised after 2 years from the date it is granted;

(iii) Seventy-five percent (75%) of the total number of shares originally covered by such option or right may be purchased or exercised after 3 years from the date it is granted; and

(iv) One hundred percent (100%) of the total number of shares originally covered by such option or right may be purchased or exercised after 4 years from the date it is granted;

provided, however, that anything elsewhere in the Plan to the contrary notwithstanding, upon a Change in Control of the Corporation, all outstanding unexercised options granted under the Plan, whether or not then exercisable, shall become fully exercisable, and shall remain fully exercisable for their term.

      (b) Options to purchase shares of Stock or SARs that are exercisable in periodic installments shall be cumulative so that when the right to purchase any shares of Stock or exercise any SAR has accrued, such shares or any part thereof may be purchased, and such option or SAR may be exercised, at any time thereafter until its expiration or termination. An option may be exercised by giving written notice of exercise to the Corporation, specifying the number of shares of Stock to be purchased and by paying the purchase price, in full in cash or, with the approval of the Committee, in Stock or in a combination of cash and Stock in an amount determined by the Fair Market Value of the Stock on the date of exercise, provided, however, that any Stock so tendered in payment must have been held by the Optionee for a period of not less than 6 months prior to such tender in payment, or, if such Stock tendered was received upon exercise of an ISO, for a period of not less than 1 year prior to such tender in payment. Upon or following such exercise, but no later than the time certificates for or other evidences of the purchased shares are delivered, the Optionee shall pay the Corporation therefor the full purchase price of the shares purchased, and certificates or other evidences therefor shall be delivered promptly by the Corporation.

      (c) An Optionee shall have none of the rights of a stockholder of the Corporation with respect to the shares of Stock subject to any option or SAR granted under this Plan until the option or SAR has been exercised and such shares of Stock have been issued and registered on the Corporation’s transfer books.

      6.4. Nonassignability of Options and SARs. No option to purchase shares of Stock and no SAR granted under the Plan, shall be transferable by an Optionee other than by will, or, if the Optionee dies intestate, by the laws of descent and distribution of the state of such Optionee’s domicile at the time of death. An option and a SAR shall be exercisable during the lifetime of an Optionee only by him.

      6.5. Rights In The Event of Termination of Employment or Death or Disability of Optionee.

      (a) In the event that the employment of an Optionee is terminated for any reason other than retirement (as defined in Section 6.5(b)), death, or permanent and total disability, the outstanding options and SARs of such Optionee shall terminate immediately upon the termination of employment. For purposes of the Plan, a transfer of an Optionee’s employment between the Corporation (or a Subsidiary) and an affiliate of the Corporation in which the Corporation owns between 1% and 50% of the voting interest of the affiliate, or a situation where an Optionee becomes immediately employed by such an affiliate following his termination of employment with the Corporation (or a Subsidiary), shall not be deemed to be a termination of employment for purposes of this Section 6.5(a). Notwithstanding anything contained in this Section 6.5 or elsewhere in the Plan to the contrary, the Committee can choose, in its absolute discretion, to permit an Optionee whose employment is involuntarily terminated (other than for cause) to exercise any then-outstanding option to purchase shares of Stock or to exercise any then-outstanding SAR for up to two years following the Optionee’s termination of employment (but not beyond the 10-year term of the option or SAR). Only those Optionees whose names appear on a listing maintained by the Secretary to the Committee shall be entitled to have the exercise period on their options so extended.

      (b) In the event that the employment of an Optionee is terminated by retirement, as defined in this Section 6.5(b), and if the Optionee has given prior written notice of intent to retire, all of the Optionee’s outstanding options and SARs granted more than 6 months prior to such retirement date and not theretofore exercised or terminated shall become exercisable in full beginning on such retirement date and ending on the earlier of the expiration date of the option or SAR, as the case may be, or on the day that is 60 months after such retirement date, provided, however, that any ISOs so exercised that are not exercised within 3 months after such retirement date will not be eligible for taxation under Section 421(a) of the Code. For purposes of the Plan, retirement shall be defined as an Optionee’s retirement under a retirement income plan of the Corporation or a Subsidiary, after the Optionee has attained age 55 and 15 years of service, but shall not include a retirement in connection with a company-initiated termination of employment, or following an Optionee’s departure under conditions adverse to the Corporation, in either case as determined solely by the Committee. The Committee shall have the absolute discretion, which may be exercised in conjunction with the grant of an option or a SAR or thereafter, to vest any options or SARs that were granted less than 6 months prior to the Optionee’s retirement date, or that would otherwise be forfeited because the Optionee had not met the definition of retirement described in this Section 6.5(b). It shall also have the discretion to treat an Optionee’s termination of employment as a retirement under the Plan even though he might not have met the age, service or other requirements specified above.

      (c) In the event that an Optionee shall die while employed by the Corporation or a Subsidiary, or following retirement while he is eligible to exercise options or SARs under Section 6.5(b), options and SARs held by him at the date of death shall become exercisable in full (regardless of the date such options or SARs were granted) by the person or persons to whom the Optionee’s rights pass by will or by the laws of descent and distribution. All such options and SARs shall be exercisable at any time within 1 year after the date of such death, regardless of the expiration date of the option or SAR, provided, however, that in no event shall any such option or SAR be exercisable after the expiration of 10 years from its date of grant.

      (d) In the event that an Optionee becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code), all options and SARs granted prior to such disability date shall become exercisable in full beginning on such disability date and ending on the expiration date of the option or SAR, as the case may be, or on the day that is 12 months after such disability date, whichever is the shorter period.

      6.6. SARs.

      (a) SARs may be granted in conjunction with any option granted under the Plan, or may be granted under the Plan independent of any option. Nothing shall preclude the grant on the same day of an option (with or without related SARs) and SARs independent of the option. SARs granted in conjunction with, or in addition to, an option may be granted either at the time of the grant of the option or any time thereafter during the term of the option.

      (b) SARs granted in conjunction with an option shall entitle the holder of the related option, upon exercise (in whole or in part) of the SARs, to surrender the option (or any portion thereof) to the extent unexercised, and to receive a number of shares of Stock determined pursuant to Section 6.6(d). Such option shall, to the extent so surrendered, thereupon cease to be exercisable.

      (c) SARs shall be subject to such terms and conditions not inconsistent with the Plan as shall from time to time be approved by the Committee and to the following terms and conditions:

(i) SARs granted in conjunction with an option shall be exercisable at such time or times and to the extent, but only to the extent, that the option to which they relate shall be exercisable; and

(ii) SARs not granted in conjunction with an option shall be exercisable at such time or times as may be determined by the Committee at the time of grant, but subject to the same restrictions and other rules as to exercisability that are set out for options in Sections 6.1 through 6.5 above;

provided, however, that anything elsewhere in the Plan to the contrary notwithstanding, upon a Change in Control of the Corporation, all outstanding, unexercised SARs granted under the Plan, whether or not then exercisable, shall become fully exercisable, and shall remain fully exercisable for their term.

      (d) Upon exercise of SARs, the holder thereof shall be entitled to receive a number of shares of Stock equal in the aggregate Fair Market Value to the amount by which the Fair Market Value per share of one share of the Stock on the date of such exercise shall exceed (i) in the case of SARs granted in conjunction with an option or in addition to an option, the option price per share of the related option, or (ii) in the case of SARs unrelated to an option, its SAR Grant Value, in each case multiplied by the number of shares in respect of which the SARs shall have been exercised.

      (e) All or any part of the obligation arising out of an exercise of SARs, whether or not such rights are granted in conjunction with an option may, at the election of the Committee, be settled by the payment of cash equal to the aggregate Fair Market Value of the shares that would otherwise have been delivered under the provisions of Section 6.6(d).

      (f) To the extent that SARs granted in conjunction with an option shall be exercised, and whether the obligation upon such exercise shall be discharged by the delivery of shares of Stock or the payment of cash, the related option shall be deemed to have been exercised for the purpose of the maximum share limitations set forth in Sections 4.1 and 4.3. To the extent that SARs granted in addition to, or independent of, an option shall be exercised, and whether the obligation upon such exercise shall be discharged by the delivery of shares of Stock or the payment of cash, the number of shares in respect of which the SARs shall have been exercised shall be charged against the maximum share limitations set forth in Sections 4.1 and 4.3.

      SECTION 7. Stock Awards.

      7.1. Grant of Stock Awards. Subject to the limitations in Section 7.3, and subject to adjustments pursuant to Section 10, any Strategic Business Unit (“SBU”) President, Regional President, Division General Manager, or Corporate Office Department Head of the Corporation or a Subsidiary may make an annual Stock Award of up to 1,000 shares of Stock to an Eligible Employee for an Act of Special Service, provided that, in the case of any award of more than 100 shares of Stock, prior approval of the Policy Committee of the Corporation (the “Policy Committee”) is required, and in the case of any award of 100 shares of Stock or less, prior approval of an SBU President or, in the case of the Corporate Office, any member of the Support Operating Committee of the Corporation is required. Notwithstanding the foregoing, any Stock Award to be made to an Eligible Employee who is an executive officer of the Corporation must be approved by the Committee.

      In addition, the Corporation may, by following the approval process described in this Section 7.1, make Stock Awards to Eligible Employees based upon such Eligible Employee’s contributions to the success of the Corporation, including, without limitation, obtaining patents on behalf of the Corporation or publishing technical papers.

      7.2. Duties of the Policy Committee. The Policy Committee shall keep records of the aggregate amount of Stock Awards that have been approved under Section 7.1, and shall periodically provide the Committee with a current listing of all such Stock Awards.

      7.3. Award Limitations. Subject to adjustment pursuant to Section 10, no Eligible Employee shall be entitled to receive Stock Awards for more than 1,000 shares of Stock during any Year.

      7.4. Assignment. The right to receive shares of Stock which have been awarded pursuant to this Section 7 is not transferable, and shares of Stock will be delivered only to the Eligible Employee or his personal representative in the event of the death of the Eligible Employee prior to delivery of the Stock Award.

      7.5. Termination of Eligibility. If any person for any reason whatever ceases to be an Eligible Employee, he shall no longer be eligible to receive Stock Awards pursuant to this Section 7, provided, however, that this will not affect his eligibility to receive awards following his termination of employment from the Corporation (or a Subsidiary) where the award is related to services performed while he was an Eligible Employee.

      7.6. Taxes. Each Stock Award pursuant to this Section 7 shall be accompanied by a cash payment by the Corporation in an amount equal to the taxes required by applicable law to be withheld as a consequence of both the Stock Award and the cash payment provided for in this paragraph.

      SECTION 8. Other Awards.

      8.1. In General. The Committee may, in its discretion, grant Restricted Stock Awards, Performance Stock Awards, Stock Unit Awards or Performance Units subject to the terms of the Plan and the restrictions set forth in this Section 8. Other forms of Awards (“Other Stock-Based Awards”) valued in whole or in part by reference to, or otherwise based on, Stock may be granted by the Committee either alone or in addition to other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be granted, the number of shares of Stock to be granted pursuant to such Awards (or the target value of Performance Units) and all other conditions of such Awards, including whether the vesting or value of such Awards may be based on the attainment of one or more of the performance criteria set forth in Section 8.2(b) hereof.

      8.2. Restrictions on Awards Other Than Options, SARs and Stock Awards. Any Award made pursuant to this Section 8 of the Plan shall be subject to the following:

(a)	Subject to the terms of the Plan, any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. Without limiting the generality of the foregoing, the Committee may determine that (i) dividend equivalents shall be payable or otherwise credited to the recipient of an Award with respect to any dividends that are paid (or would be paid if the shares were then outstanding) on shares of Stock underlying the Award and (ii) restricted stock units (“Units”) may be awarded or otherwise credited to the recipient of an Award in respect of dividend equivalents awarded pursuant to clause (i) above, the conversion of outstanding Restricted Stock Awards, or otherwise. Unless otherwise determined by the Committee, each Unit credited to a recipient hereunder shall have a value equal to the average of the last reported sales price for a share of Stock on the New York Stock Exchange – Composite Transactions on each trading day during the calendar month preceding the month in which the crediting is made.

(b)	The Committee may designate whether any such Award granted to an employee is intended to qualify as “performance-based compensation,” within the meaning of Section 162(m) of the Code. Any such Awards designated as intended to be performance-based compensation shall be conditioned upon the achievement of one or more performance measures, to the extent required by Section 162(m) of the Code. The performance measures to be used by the Committee as a basis for payment with respect to an Award shall consist of one or more of the following, selected by the Committee (in each case, as determined in accordance with generally accepted accounting principles and the definitions set forth in the Plan): (1) Earnings Per Share; (2) Stock price appreciation; (3) attainment or growth in a specified level of Net Income; (4) Earnings Before Interest and Taxes; (5) revenues; (6) market share; (7) cost reduction goals; (8) Return on Beginning Shareholders’ Equity; (9) Return on Invested Capital; (10) Return on Sales; (11) Return on Average Assets; (12) any combination of, or a specified increase in, any of the foregoing; (13) the achievement of certain target levels of discovery and/or development of products, including, without limitation, regulatory or customer approval of new products; and (14) the formation of joint ventures, or the completion of other corporate transactions. In addition, such performance goals may be based upon the attainment of specified levels of Corporation performance under one or more of the measures described above relative to the performance of other corporations. To the extent not inconsistent with the requirements of Section 162(m) of the Code, the Committee may adjust, modify or amend the aforementioned business criteria. Without limiting the generality of the foregoing, the Committee shall have the authority to make equitable adjustments in the aforementioned performance measures in recognition of unusual or non-recurring events affecting the Corporation, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(c)	Unless otherwise determined by the Committee at the time a grant is made, upon the occurrence of a Change in Control of the Corporation: (i) with respect to outstanding Awards subject to time-based vesting or payment conditions, all such Awards shall vest or become immediately due and payable, and any Units credited to the account of a Participant related to a previously outstanding Restricted Stock Award shall become immediately due and payable; and (ii) the pro-rata portion (through the date of the Change in Control) of the aggregate value of all outstanding Awards for all then uncompleted performance periods shall become immediately due and payable. The amount of the payment due shall be calculated for each Award by multiplying the amount the Participant would have received at the end of the performance period assuming the achievement at target level of the performance goals established with respect to such Award, by the fraction obtained by dividing the number of full and partial months from the beginning of the performance period through the date of the Change in Control of the Corporation by the number of full months in the performance period. Unless otherwise determined by the Committee, the form of payment in settlement of such Awards shall be made in the same form as that payable to the stockholders of the Corporation in connection with the Change in Control transaction, provided that if the event constituting the Change in Control does not involve payment to such stockholders, the settlement of such Awards shall be made in cash.

      SECTION 9. Regulatory Approvals and Listing. The Corporation shall not be required to issue any certificate or certificates for shares of Stock upon the grant or exercise of any Award granted under the Plan prior to (a) the obtaining of any approval from any governmental agency that the Corporation shall, in its sole discretion, determine to be necessary or advisable; (b) the admission of such shares to listing on any national securities exchange on which the Corporation’s Stock may be listed; and (c) the completion of any registration or other qualification of such shares of Stock under any state or federal law or ruling or regulations of any governmental body that the Corporation shall, in its sole discretion, determine to be necessary or advisable.

      SECTION 10. Adjustments Upon Changes in Capitalization. In the event of a capital adjustment resulting from a Stock dividend, Stock split, recapitalization, reorganization, merger, consolidation, liquidation, combination or exchange of Stock, or a similar event, the number of shares of Stock subject to the Plan, the number of shares of Stock subject to the grant of Awards under the Plan, the number of shares set forth in Sections 4 and 7 hereof, and the number and kind of shares of other stock that may be substituted or exchanged for shares of Stock in the capital adjustment, shall be adjusted in a manner consistent with such capital adjustment. The price of any shares under option, the SAR Grant Value of all outstanding and unexercised SARs granted independent of an option, and the purchase price applicable to any other Award shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of any Award and so that after the capital adjustment the SAR Grant Value of the number and kind of shares of stock received in substitution or exchange for one share of Stock in the capital exchange shall be equal to the SAR Grant Value of one share of Stock immediately prior to the capital adjustment.

      SECTION 11. Modification of Previously Granted Options, SARs and Other Awards. The Committee shall have the authority to modify or amend a previously granted option, SAR, or other Award on terms not inconsistent with the requirements of this Plan, including, without limitation, a modification changing a previously granted ISO into a Non-ISO Option; provided that no such modification that would adversely affect the rights of the Participant (or his or her beneficiary, if the Participant is not then living) shall be made without the consent of the affected Participant or beneficiary.

      In no event shall the Committee have the authority to, directly or indirectly, reprice (or cancel and regrant) any option, SAR or other Award to which an exercise or purchase price applies, at a lower price.

      SECTION 12. Withholding. Appropriate provision shall be made for all taxes the Corporation determines are required to be withheld in connection with the exercise of any option or SAR or upon the vesting of Restricted Stock or the settlement of any other Award (whether denominated in shares of Stock or in cash) under the laws or other regulations of any governmental authority, whether federal, state, or local, and whether domestic or foreign. The Committee may provide, in the agreement or certificate evidencing an Award, that in the event that a Participant is required to pay to the Corporation any amount to be withheld in connection with the exercise, vesting or settlement of an Award denominated in shares, the Participant may satisfy such obligation (in whole or in part) by electing to have the Corporation withhold a portion of the shares of Stock otherwise to be issued upon the exercise, vesting or settlement of such Award equal in value to the minimum amount required to be withheld. The value of the shares to be withheld shall be their Fair Market Value on the date that the amount of tax to be withheld is determined. Any election by a Participant to have shares withheld under this Section 12 shall be subject to such terms and conditions as the Committee may specify.

      SECTION 13. Termination or Amendment of the Plan. The Board shall have the right to terminate or amend the Plan at any time, provided that, unless the requisite approval of stockholders is obtained, no amendment shall be made to the Plan if such amendment would (a) increase the total number of shares of Stock authorized for issue as provided in Section 4.1 or the limits applicable to Awards as provided in Sections 4.2 and 4.3, in each case, except as provided in Section 10; (b) lower the option price or SAR Grant Value specified in Section 6 below 100% of the Fair Market Value of the Stock on the date the option or SAR is granted, except as provided in Section 10; (c) remove the repricing restriction set forth in Section 11; or (d) require stockholder approval as a matter of law or under rules of the New York Stock Exchange. No Plan amendment shall, without the affected Participant’s consent, terminate or adversely affect any right or obligation under any Award previously granted to him under the Plan.

      SECTION 14. Effective Date and Term of the Plan. The Plan as hereby amended and restated was adopted by the Board on February 11, 2003, subject to approval by the stockholders at the Corporation’s Annual Meeting to be held on April 2, 2003 or any adjournment thereof. The term of the Plan is ten years from April 2, 2003 (the “Effective Date”), expiring on April 1, 2013. No Awards may be granted under the Plan subsequent to April 1, 2013, but Awards theretofore granted may extend beyond that date in accordance with their terms.

      SECTION 15. No Right to Employment by the Corporation or Subsidiaries; Awards Not Treated as Earnings. Nothing in the Plan, or as a result of the grant of any Award pursuant to the Plan, shall confer on any Participant any right to continue in the employ of the Corporation or any Subsidiary or interfere in any way with the right of the Corporation or any Subsidiary to terminate a Participant’s employment at any time with or without assigning a cause therefor. Awards and Stock Awards granted under the Plan shall not be affected by any change of employment, so long as the Participant continues to be an employee of the Corporation or a Subsidiary, or of an affiliate of the Corporation as provided in Section 6.5(a) of the Plan. Awards made pursuant to this Plan shall in no event be deemed earnings within the definition of any employee benefit plan of the Corporation or its Subsidiaries.

      SECTION 16. Governing Law. The Plan shall be construed, administered, and governed in all respects under and by the applicable internal laws of the State of Ohio, without giving effect to the principles of conflicts of laws thereof.

EXHIBIT C
2/11/03

DANA CORPORATION
DIRECTOR DEFERRED FEE PLAN

      SECTION 1. Introduction. This Dana Corporation Director Deferred Fee Plan, as amended and restated effective as of April 2, 2003 (the “Plan”), is designed to (a) provide Directors of the Corporation with the opportunity to defer to a future date the receipt of their compensation as Directors, and (b) align the interests of the Directors with those of the stockholders of the Corporation by providing for automatic annual grants of Stock Units.

      SECTION 2. Definitions. For purposes of the Plan, the following words and phrases shall have the meanings set forth below:

      “Accounts” shall mean a Director’s Stock Account and Interest Equivalent Account.

      “Board” shall mean the Corporation’s Board of Directors.

      “Committee” shall mean the Compensation Committee of the Board.

      “Corporation” shall mean Dana Corporation.

      “Director” shall mean a member of the Board of Directors of the Corporation, who is not a current employee of the Corporation or any of its Subsidiaries (as defined in Section 4.2).

      “Fees” shall mean any retainer fees or meeting fees that a Director receives or is entitled to receive in payment for his service as a Director of the Corporation. “Fees” shall also include fees that accrue on account of service on any committee of the Board, and fees that are payable for Board and Board committee-related services performed at the request of the Chairman of the Board.

      “Grant Date” shall mean the date each year of the annual organizational meeting of the Board that is held following the Corporation’s Annual Meeting of Stockholders.

      “Plan” shall mean the Dana Corporation Director Deferred Fee Plan, as amended and restated effective as of April 2, 2003, and as thereafter amended from time to time.

      “Stock” shall mean the common stock, par value $1 per share, of the Corporation.

      “Unit” shall mean the equivalent in a Stock Account of one share of Stock, as described in Section 3.2 of the Plan.

      “Year” shall mean a calendar year.

      SECTION 3. Director’s Accounts.

      3.1. Deferrals and Units Crediting. Each Director may elect to have any portion (or all) of his Fees as a Director deferred by filing a written election with the Corporation prior to January 1 of each year for which deferrals are to be made. At the time a Director elects to defer Fees, he shall also designate whether such deferred Fees are to be credited to a Stock Account, an Interest Equivalent Account, or to a combination of both Accounts.

      3.2. Stock Account. The Corporation shall establish a Stock Account for each Director. On each Grant Date commencing in 2003, each Director shall have his Stock Account credited with 800 Units. In addition, for each Director who elects to have all or a portion of his deferred Fees converted into Units, the Corporation shall credit that Stock Account with the deferred Fees at the time payment would have otherwise have been made to the Director. Any accrued dollar balance in such Account shall be converted four times each Year, effective March 31, June 30, September 30, and December 31, into a number of Units equal to the maximum number of whole shares of Stock that could have been purchased with the dollar amount credited to the Account, assuming a purchase price per share equal to the average of the last reported daily sales prices for shares of Stock on the New York Stock Exchange — Composite Transactions on each trading day during the last full month preceding the date of conversion, and the dollar balance in the Account shall be appropriately reduced. Any dollar amount not converted to whole Units shall remain as a dollar balance in the Account.

      When cash dividends are paid on the Corporation’s Stock, the Stock Account of each Director shall be credited as of the dividend payment date with an amount equal to the cash that would have been paid if each Unit in such Account, as of the dividend record date, had been one share of Stock.

      If the Corporation increases or decreases the number of shares of its outstanding Stock as a result of a stock dividend, stock split, or stock combination, a corresponding proportionate adjustment shall be made in the number of Units then credited to each Director’s Stock Account, as well as in the number of Units being credited annually to each Director’s Stock Account, pursuant to this Section 3.

      Each Director may convert, in any percentage increment or dollar amount, any or all of the Units credited to his Stock Account into an equivalent dollar balance in the Interest Equivalent Account. These elections can be made at any time within five years following the Director’s termination of Board service, and shall be effective on the day the written election is received by the Corporation. For valuation purposes, each Unit so converted shall have an assumed value equal to the average of the last reported daily sales prices for shares of the Stock on the New York Stock Exchange — Composite Transactions on each trading day during the last full calendar month preceding the effective date of conversion, and the Units credited to the Director’s Stock Account shall be reduced by the number of Units so converted.

      In the event a Director dies prior to the latest date on which he could have made an election to convert Units into Interest Equivalent amounts, as provided above, without having made such an election, his spouse (or in the event his spouse has predeceased him, his estate) shall be permitted to make such an election within the same period during which the election would have been available to the Director had he lived. Units that the spouse or estate elect to convert shall be valued according to the formula described in this Section 3.2.

      3.3. Interest Equivalent Account. For each Director who elects to have all or a portion of his deferred Fees credited to an Interest Equivalent Account established for him by the Corporation, the Corporation shall credit that Account with the deferred Fees at the time payment would otherwise have been made to the Director. Any accrued dollar balance in such Account shall be credited four times each year, effective March 31, June 30, September 30, and December 31, with amounts equivalent to interest on the accrued dollar balance in the Account. Amounts credited to a Director’s Interest Equivalent Account, including amounts equivalent to interest, shall continue to accrue amounts equivalent to interest until distributed in accordance with Section 4.

      The rate of interest credited to the dollar balance in the Director’s Interest Equivalent Account during any Year shall be the quoted and published interest rate for prime commercial loans by JP Morgan Chase Bank (or its successor) on the last business day of the immediately preceding Year.

      3.4. Accounts. No person shall, by virtue of his participation in the Plan, have or acquire any interest whatsoever in property or assets of the Corporation or in any share of Stock, or have or acquire any rights whatsoever as a stockholder of the Corporation until shares of Stock are issued to him in accordance with Section 4.

      Following a Director’s death, retirement from the Board, or termination of service as a Director, amounts held in his Accounts will be distributed in accordance with Section 4.

      SECTION 4. Distributions to Directors.

      4.1. Form of Distribution. When a Director with an Account under the Plan retires from the Board, or his services are terminated as a Director, the Committee shall establish a distribution schedule specifying (a) that distributions be made to the Director out of his Accounts in a specified number of annual installments (not exceeding ten), with the first distribution to be made at the sole discretion of the Committee, either (i) in the month following retirement, termination of services, or the effective date of any post-retirement election to convert Units pursuant to Section 3.2, or (ii) in January of the first, second, or third year following retirement or termination of services (all subsequent distributions shall be made in January); and (b) the proportion that each such installment shall bear to the dollar amount or Units credited to his Accounts at the time of distribution of such installment, subject to adjustment to the next higher whole Unit in the case of distributions from the Stock Account.

      In the event of the death of a Director either before or after retirement or termination of services, the amount then credited to his Accounts shall be paid in cash in such manner as the Committee may determine, regardless of the manner in which such payments would have been made to the Director had he lived.

      Each distribution in respect of a Director’s Accounts shall be made (in whole or in part) in shares of the Corporation’s Stock, in cash, or in a combination of shares of Stock and cash, as the Committee determines, in its sole discretion. To the extent that payment is to be made in Stock, the number of shares of Stock to be distributed shall equal the maximum number of whole shares of Stock which could have been purchased with any accrued dollar amount in his Interest Equivalent Account then being distributed, assuming a purchase price per share of Stock equal to the average of the last reported daily sales prices for shares of such Stock on the New York Stock Exchange-Composite Transactions on each trading day during the calendar month preceding the month of making such payment. Any stock distribution in respect of Units from a Director’s Stock Account shall be made on the basis of one share of Stock for each Unit being distributed.

      If any distribution in respect of a Director’s Accounts is to be made in cash, the value of each Unit being distributed from his Stock Account shall be assumed, for purposes of such distribution, to be equal to the average of the last reported daily sales prices for shares of the Corporation’s Stock on the New York Stock Exchange-Composite Transactions on each trading day during the calendar month preceding the month of making such payment. A cash distribution may also be made from a Director’s Interest Equivalent Account, in which case a corresponding reduction in the balance of that Account will be made.

      If any distribution is to be made in shares of the Corporation’s Stock, the Corporation shall take all necessary action to comply with or secure an exemption from the registration requirements of the Securities Act of 1933, and the listing requirements of the New York Stock Exchange and any other securities exchange on which the Corporation’s Stock may then be listed; provided, that the Corporation may (a) delay the making of any such distribution in shares of its Stock for such period as it may deem necessary or advisable to effect compliance with the requirements above referred to, and (b) require, as a condition precedent to the delivery of the certificate(s) representing such shares, that any recipient thereof execute and deliver such representations, agreements and/or covenants in favor of the Corporation with respect to the holding and/or disposition of such shares, and such consent to the mechanics for enforcement of such representations, agreements and/or covenants, as the Committee may deem necessary or advisable in order to comply with or obtain exemption from any of the requirements referred to above.

      All distributions under the Plan shall be made to the Director, except that, in the event of the death of a Director, distributions shall be made to such person or persons as such Director shall have designated by written notice to the Committee prior to his death. In the event the designated beneficiary fails to survive the Director, or if the Director fails to designate a beneficiary in writing, the Corporation shall distribute the balance in the Director’s Accounts to the legal representative of such deceased Director.

      4.2. Change in Control Provisions. Anything in this Section 4 or elsewhere in the Plan to the contrary notwithstanding, in the event of a Change in Control of the Corporation, there shall promptly be paid to each Director and each former Director who has an Account under the Plan, a lump sum cash amount equal to all amounts and Units credited to his Stock Account and his Interest Equivalent Account. For purposes of converting any Units in the Stock Account into a cash equivalent, the value of the Units shall be deemed to be the higher of: (a) the average of the reported closing prices of the Corporation’s Stock, as reported on the New York Stock Exchange-Composite Transactions, for the last trading day prior to the Change in Control of the Corporation and for the last trading day of each of the two preceding thirty-day periods; and (b) an amount equal to the highest per share consideration paid for the Stock of the Corporation acquired in the transaction constituting the Change in Control of the Corporation. For purposes of this paragraph, a “Change in Control of the Corporation” shall mean the first to occur of any of the following events:

(i)	any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of the combined voting power of the Corporation’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (1) of paragraph (iii) below; or

(ii)	the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on December 31, 2002, constitute the Board and any new director whose appointment or election by the Board or nomination for election by the Corporation’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on December 31, 2002 or whose appointment, election or nomination for election was previously so approved or recommended. For purposes of the preceding sentence, any director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation, shall not be treated as having received the requisite approval or recommendation; or

(iii)	there is consummated a merger, consolidation, share exchange or similar corporate transaction involving the Corporation or any direct or indirect Subsidiary of the Corporation with any other corporation, other than (1) a transaction which would result in the voting securities of the Corporation outstanding immediately prior to such transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the ultimate parent thereof) at least 50% of the combined voting power of the securities of the Corporation or such surviving entity or the ultimate parent thereof outstanding immediately after such transaction, or (2) a transaction effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of the combined voting power of the Corporation’s then outstanding securities; or

(iv)	the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

      For purposes of this “Change in Control of the Corporation” definition, the following terms shall have the following meanings:

“Affiliate” shall mean a corporation or other entity which is not a Subsidiary and which directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Corporation. For the purpose of this definition, the terms “control”, “controls” and “controlled” mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a corporation or other entity, whether through the ownership of voting securities, by contract, or otherwise.

“Beneficial Owner” or “Beneficially Owned” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

“Subsidiary” shall mean a corporation or other entity, of which 50% or more of the voting securities or other equity interests is owned directly, or indirectly through one or more intermediaries, by the Corporation.

      SECTION 5. Non-Assignment of Interest. No interest in any undistributed Unit or Interest Equivalent Account amount shall be transferable or assignable by any Director, and any purported transfer or assignment of any such interest, and any purported lien on or pledge of any such interest, made or created by any Director, shall be void and of no force or effect as against the Corporation. Any payment due under this Plan shall not, in any manner, be subject to the debts or liabilities of any Director or beneficiary. Units are equivalent to shares of the Corporation’s Stock for accounting purposes only, have no voting rights, and shall not be convertible to, or considered to be, actual shares of Stock for any reason.

      SECTION 6. Amendment, Termination, and Interpretation of Plan. The Board shall have the right at any time, and from time to time, to modify, amend, suspend, or terminate the Plan; provided, however, that no such action shall be taken that would affect Fees deferred (or Units or Interest Equivalent amounts credited) prior to the action taken without the consent of the affected Director (or his personal representative). In addition, if stockholder approval is required with respect to any amendment under applicable law, rule or regulation, such amendment shall not become effective until the requisite stockholder approval is obtained.

      The Committee shall have the power to interpret the Plan and to decide any and all matters arising hereunder, including, but not limited to, the right to remedy possible ambiguities, inconsistencies, or omissions by general rule or particular decision; provided that all such interpretations and decisions shall be applied in a uniform and nondiscriminatory manner to all participants similarly situated. In addition, any interpretations and decisions made by the Committee shall be final, conclusive, and binding upon all persons who have (or claim to have) any interest in or under the Plan.

      SECTION 7. Governing Law. The Plan shall be construed, administered, and governed in all respects under and by the applicable internal laws of the State of Ohio, without giving effect to the principles of conflicts of laws thereof.

      SECTION 8. Shares Authorized for Issuance Under Plan. The total number of shares of the Corporation’s Stock authorized for issuance under the Plan is 255,000 (consisting of 55,000 shares previously authorized by the Corporation’s stockholders at the 1997 Annual Meeting and the 200,000 shares authorized by the Corporation’s stockholders at the 2003 Annual Meeting). Such number of shares is subject to adjustment in the event of a stock dividend, stock split, recapitalization, reorganization, merger, consolidation, liquidation, combination or exchange of stock, or a similar event. At such time as shares of Stock (but not cash) are distributed to Directors upon their death, retirement from the Board, or termination of service as a Director, the number of shares available for future issuance under the Plan shall be decreased accordingly.

      SECTION 9. Effective Date. The Plan, as most recently amended and restated, will become effective on April 2, 2003, subject to approval by stockholders at the 2003 Annual Meeting, to be held on April 2, 2003, or any adjournment thereof.

      SECTION 10. Canadian Resident Directors. Notwithstanding anything in the Plan to the contrary, the Plan, as it applies to a Director who is a resident of Canada for the purposes of the Income Tax Act (Canada) at any time that Units are credited to a Stock Account of that Director, shall be as modified in Schedule 1 hereto.

Schedule 1

DANA CORPORATION

DIRECTOR DEFERRED FEE PLAN

For Directors Resident in Canada

      SECTION 1. Introduction. This Schedule 1 modifies the Dana Corporation Director Deferred Fee Plan for Directors resident in Canada to provide such Directors with the opportunity to defer to a future date the receipt of their compensation as Directors and to help align their interests with those of the stockholders of the Corporation by providing for automatic annual grants of Stock Units. This Schedule 1 constitutes the entire Plan for such Directors.

      SECTION 2. Definitions. For purposes of the Plan, the following words and phrases shall have the meanings set forth below:

      “Account” or “Stock Account” shall mean an Account established for each Director to which amounts are credited by way of a bookkeeping entry in the books of the Corporation.

      “Board” shall mean the Corporation’s Board of Directors.

      “Committee” shall mean the Compensation Committee of the Board.

      “Corporation” shall mean Dana Corporation.

      “Director” shall mean a member of the Board of Directors of the Corporation, who is not a current employee of the Corporation or any of its Subsidiaries and who is a Canadian resident.

      “Fair Market Value” shall mean the mean between the highest and lowest prices for a share of Stock as reported on the New York Stock Exchange-Composite Transactions published in the Wall Street Journal for such date.

      “Fees” shall mean any retainer fees or meeting fees that a Director receives or is entitled to receive in payment for his service as a Director of the Corporation. “Fees” shall also include fees that accrue on account of service on any committee of the Board, and fees that are payable for Board and Board committee-related services performed at the request of the Chairman of the Board.

      “Grant Date” shall mean the date each year of the annual organizational meeting of the Board that is held following the Corporation’s Annual Meeting of Stockholders.

      “Plan” shall mean the Dana Corporation Director Deferred Fee Plan, as amended by and set out in this Schedule 1 for Directors resident in Canada, and as thereafter amended from time to time.

      “Stock” shall mean the common stock, par value $1 per share, of the Corporation.

      “Termination of Service” shall mean the date on which the Director ceases to be a member of the Board.

      “Unit” shall mean a unit credited to a Director’s Account pursuant to Section 3.2 hereof, the value of which on any particular date shall be equal to the Fair Market Value of one share of Stock.

      “Year” shall mean a calendar year.

      SECTION 3. Director’s Account.

      3.1. Deferrals and Units Crediting. Each Director may elect to have any portion (or all) of his Fees as a Director deferred by filing a written election with the Corporation prior to January 1 of each Year for which deferrals are to be made. Any such deferred Fees are to be credited to a Stock Account. In addition, in respect of services performed by the Director, on each Grant Date commencing in 2003, each Director shall have his Stock Account credited with 800 Units.

      3.2. Stock Account. For each Director who elects to have all or a portion of his deferred Fees converted into Units, the Corporation shall credit that Director’s Stock Account with the deferred Fees at the time payment would have otherwise have been made to the Director. Any accrued dollar balance in such Account shall be converted four times each Year, effective March 31, June 30, September 30, and December 31, into a number of Units equal to the maximum number of whole shares of Stock that could have been purchased on the applicable date with the dollar amount credited to the Account, assuming a purchase price per share equal to the Fair Market Value on that date. Any dollar amount not converted to whole Units shall remain as a dollar balance in the Account.

      When cash dividends are paid on the Corporation’s Stock, the dollar balance in the Account of each Director shall be credited as of the dividend payment date with an amount equal to the cash that would have been paid if each Unit in such Account, as of the dividend record date, had been one share of Stock.

      If the Corporation increases or decreases the number of shares of its outstanding Stock as a result of a stock dividend, stock split, or stock combination, a corresponding proportionate adjustment shall be made in the number of Units then credited to each Director’s Account, as well as in the number of Units being credited annually to each Director’s Account, pursuant to this Section 3.

      No person shall, by virtue of his participation in the Plan, have or acquire any interest whatsoever in property or assets of the Corporation or in any share of Stock, or have or acquire any rights whatsoever as a stockholder of the Corporation until shares of Stock are issued to him in accordance with Section 4.

      Following a Director’s death, retirement from the Board, or termination of service as a Director, amounts held in his Account will be distributed in accordance with Section 4.

      SECTION 4. Distributions to Directors.

      4.1. Form of Distribution. A distribution in respect of a Director’s Account shall be made on a date determined by the Committee which is after the time of the Director’s death, retirement from the Board, or Termination of Service and no later than the end of the first calendar year commencing after that time. In no event shall a distribution be paid to a Director before the time of the Director’s death, retirement from the Board, or Termination of Service. Any accrued dollar balance in a Director’s Account shall be converted into Units, in the manner described in Section 3.2, prior to the distribution. A distribution shall be subject to withholding of taxes and other amounts required by any applicable legislation to be withheld.

      In the event of the death of a Director either before or after retirement or termination of services, the amount then credited to his Account shall be paid to the legal representative of the deceased Director in a cash lump sum.

      Each distribution in respect of a Director’s Account shall be made (in whole or in part) in shares of the Corporation’s Stock, in cash, or in a combination of shares of Stock and cash, as the Committee determines, in its sole discretion. Any Stock distribution in respect of Units from a Director’s Account shall be made on the basis of one share of the Corporation’s Stock for each Unit being distributed.

      If any distribution in respect of a Director’s Account is to be made in cash, the value of each Unit being distributed from his Account shall be assumed, for purposes of such distribution, to be equal to the Fair Market Value of one share of Stock on the date of distribution.

      If any distribution is to be made in shares of the Corporation’s Stock, the Corporation shall take all necessary action to comply with or secure an exemption from the registration requirements of the Securities Act of 1933, the requirements of any applicable Canadian securities legislation, and the listing requirements of the New York Stock Exchange and any other securities exchange on which the Corporation’s Stock may then be listed; provided, that the Corporation may (a) delay the making of any such distribution in shares of its Stock for such period as it may deem necessary or advisable to effect compliance with the requirements above referred to, and (b) require, as a condition precedent to the delivery of the certificate(s) representing such shares, that any recipient thereof execute and deliver such representations, agreements and/or covenants in favor of the Corporation with respect to the holding and/or disposition of such shares, and such consent to the mechanics for enforcement of such representations, agreements and/or covenants, as the Committee may deem necessary or advisable in order to comply with or obtain exemption from any of the requirements referred to above, provided that if the delay referred to in (a) above or if compliance with the condition precedent referred to in (b) above would otherwise result in such distribution in Stock being made later than the end of the first calendar year commencing after the time of the Director’s death, retirement from the Board, or Termination of Service, the Director shall be deemed to have elected that the distribution be made in cash and the distribution in cash shall be made before the end of such Year.

      In the event that there is a merger, consolidation, or a sale of substantially all of the assets of the Corporation or similar transaction affecting the Stock, the Committee may in its discretion, make proportionate adjustments to the Account of each Director to reflect such transaction, provided that in no circumstance will any dollar amounts or Units be credited to any Account for the purpose of reducing the impact, in whole or in part, of any reduction in the Fair Market Value of the Corporation’s Stock or the stock of a related corporation nor will any other form of benefit be conferred upon, or in respect of, a Director for such purpose.

      SECTION 5. Non-Assignment of Interest. No interest in any undistributed Unit amount shall be transferable or assignable by any Director, and any purported transfer or assignment of any such interest, and any purported lien on or pledge of any such interest, made or created by any Director, shall be void and of no force or effect as against the Corporation. Any payment due under this Plan shall not, in any manner, be subject to the debts or liabilities of any Director or beneficiary. Units are equivalent to shares of the Corporation’s Stock for accounting purposes only, have no voting rights, and shall not be convertible to, or considered to be, actual shares of Stock for any reason.

      SECTION 6. Amendment, Termination, and Interpretation of Plan. The Board shall have the right at any time, and from time to time, to modify, amend, suspend, or terminate the Plan; provided, however, that no such action shall be taken that would affect Fees deferred (or Units credited) prior to the action taken without the consent of the affected Director (or his personal representative). In addition, if stockholder approval is required with respect to any amendment under applicable law, rule or regulation, such amendment shall not become effective until the requisite stockholder approval is obtained.

      The Committee shall have the power to interpret the Plan and to decide any and all matters arising hereunder, including, but not limited to, the right to remedy possible ambiguities, inconsistencies, or omissions by general rule or particular decision; provided that all such interpretations and decisions shall be applied in a uniform and nondiscriminatory manner to all participants similarly situated. In addition, any interpretations and decisions made by the Committee shall be final, conclusive, and binding upon all persons who have (or claim to have) any interest in or under the Plan.

      SECTION 7. Governing Law. The Plan shall be construed, administered, and governed in all respects under and by the applicable internal laws of the State of Ohio, without giving effect to the principles of conflicts of laws thereof.

      SECTION 8. Shares Authorized for Issuance Under the Plan. This Schedule 1 does not modify the total number of shares of the Corporation’s Stock reserved for issue under the Plan as amended and restated effective April 2, 2003. Such number of shares is subject to adjustment in the event of a stock dividend, stock split, recapitalization, reorganization, merger, consolidation, liquidation, combination or exchange of stock or a similar event.

      SECTION 9. Effective Date. The Plan, as most recently amended and restated, will become effective April 2, 2003, subject to approval by stockholders at the 2003 Annual Meeting, to be held on April 2, 2003 or any adjournment thereof. This Schedule 1 will apply to any Units credited before or after such effective date to the Stock Account of a Director resident in Canada.

Dana Corporation P.O. Box 1000 Toledo, Ohio 43697

YOUR VOTE IS IMPORTANT!

You can vote in one of two ways:

1.	Call toll-free 1-800-690-6903 on a Touch-Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call. Available to stockholders in the United States and Canada only. All other stockholders must vote by returning their proxy cards.

or

2.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE VOTE

Your prompt response will assure a quorum at the Annual Meeting and save Dana the expense of further solicitation of proxies.

Michael L. DeBacker Secretary

PROXY

DANA CORPORATION
Annual Meeting of Stockholders to be held on April 2, 2003
Proxy Solicited by the Board of Directors

     Michael L. DeBacker, Mark A. Smith, Jr., M. Jean Hardman, Pamela W. Fletcher, Allen C. Goolsby, III and Louanna O. Heuhsen, or any of them, the action of a majority of them voting to be controlling, are appointed attorneys, agents and proxies of the undersigned, with full power of substitution, to vote as indicated on the reverse side hereof, and in their discretion, upon such other business as may properly come before the Annual Meeting, all the shares of Common Stock of the undersigned in Dana Corporation at the Annual Meeting of Stockholders, to be held at Riverfront Plaza, East Tower (20th Floor), 951 East Byrd Street, Richmond, Virginia on April 2, 2003, at 10:00 a.m. (local time), and at any adjournments or postponements.

     For those participants who hold accounts with Common Stock through the Dana Corporation Amended and Restated Employees’ Stock Purchase Plan: The undersigned instructs The Fifth Third Bank, as Custodian and/or Trustee for the Plan, to vote all shares or fractions of shares credited to the undersigned’s account as of the latest available processing date on or before February 14, 2003, as directed on the reverse side of this proxy. Those shares for which no directions are received will be voted by the Custodian and/or Trustee in its sole and absolute discretion.

     This proxy revokes all proxies previously given by the undersigned to any persons to vote at this Annual Meeting or at any adjournment or postponement thereof.

     To follow the Board of Directors’ recommendations, sign, date and mail this proxy in the enclosed return envelope, or vote by telephone (see instructions on reverse side).

Comments: ___________________________________________________________________________
____________________________________________________________________________________

(If you noted any comments above, please mark corresponding box on other side.)

(Continued and to be marked, dated and signed, on the other side)

DANA CORPORATION P.O. BOX 1000 TOLEDO, OH 43697	VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the annual meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you. Telephone voting is only available to stockholders in the United States and Canada.

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Dana Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

PLEASE DO NOT RETURN THE BELOW PROXY CARD IF YOU VOTED BY PHONE.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	DNCOR1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DANA CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN ITEM 1 AND "FOR" THE PROPOSALS IN ITEMS 2, 3 AND 4.
1.	ELECTION OF DIRECTORS:		For	Withhold	For All	To withhold authority to vote,
	01) B.F. BAILAR	07) J.P. KELLY	All	All	Except	mark “For All Except” and write
	02) A.C. BAILLIE	08) J.M. MAGLIOCHETTI				the nominee’s number on the line
	03) E.M. CARPENTER	09) M.R. MARKS	☐	☐	☐	below.
	04) E. CLARK	10) R.B. PRIORY				________________________
	05) C.W. GRISÉ	11) F.M. SENDEROS
06) G.H. HINER

	Vote On Proposals	FOR	AGAINST	ABSTAIN

2.	TO APPROVE THE AMENDED AND RESTATED STOCK INCENTIVE PLAN	☐	☐	☐

3.	TO APPROVE THE DIRECTOR DEFERRED FEE PLAN	☐	☐	☐

4.	TO RATIFY PRICEWATERHOUSECOOPERS AS THE COMPANY’S ACCOUNTANTS	☐	☐	☐

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS

If acting as Attorney, Executor, Trustee or in other representative capacity, please sign name and title

IF YOU HAVE COMMENTS, CHECK HERE (Please write on ☐ the reverse side of card in space provided)

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date